                                                                   EXHIBIT 10.33

                                                                  EXECUTION COPY



                                 $250,000,000


                              TERM LOAN AGREEMENT


                                  dated as of


                               December 11, 1997


                                     among


                            ACE US Holdings, Inc.,
                                 as Borrower,


                                 ACE Limited,
                                 as Guarantor,


                            The Banks Listed Herein


                                      and


                  Morgan Guaranty Trust Company of New York,
                            as Administrative Agent

                                ________________

                          J.P. Morgan Securities Inc.
                                      and
                               Mellon Bank N.A.,
                             Co-Syndication Agents


                  Morgan Guaranty Trust Company of New York,
                              Documentation Agent


                               TABLE OF CONTENTS

                                 _____________


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                                   ARTICLE 1
                                  Definitions

Section 1.01.  Definitions.................................................................   1
Section 1.02.  Accounting Terms and Determinations.........................................  12
Section 1.03.  Types of Borrowings.........................................................  13
Section 1.04.  United States Dollars.......................................................  13

                                   ARTICLE 2
                                   The Loans

Section 2.01.  Commitments to Lend.........................................................  13
Section 2.02.  Notice of Borrowing.........................................................  13
Section 2.03.  Notice of Banks; Funding of Loans...........................................  14
Section 2.04.  Notes.......................................................................  14
Section 2.05.  Amortization of Loans.......................................................  15
Section 2.06.  Interest Rates..............................................................  15
Section 2.07.  Fees........................................................................  17
Section 2.08.  Mandatory Termination of Commitments........................................  17
Section 2.09.  Method of Electing Interest Rates...........................................  17
Section 2.10.  Optional Prepayments........................................................  19
Section 2.11.  General Provisions as to Payments...........................................  19
Section 2.12.  Funding Losses..............................................................  20
Section 2.13.  Computation of Interest and Fees............................................  20
Section 2.14.  Regulation D Compensation...................................................  20

                                   ARTICLE 3
                                  Conditions

Section 3.01.  Closing.....................................................................  21
Section 3.02.  Borrowing...................................................................  22


                                   ARTICLE 4
                        Representations and Warranties

Section 4.01.  Corporate Existence and Power...............................................  24
Section 4.02.  Corporate and Governmental Authorization; No
  Contravention............................................................................  24
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Section 4.03.  Binding Effect..............................................................  24
Section 4.04.  Financial Information.......................................................  24
Section 4.05.  Litigation..................................................................  26
Section 4.06.  ERISA.......................................................................  26
Section 4.07.  Taxes.......................................................................  27
Section 4.08.  Not an Investment Company...................................................  27
Section 4.09.  Full Disclosure.............................................................  27
Section 4.10.  Compliance with Laws........................................................  27

                                   ARTICLE 5
                                   Covenants

Section 5.01.  Information.................................................................  28
Section 5.02.  Payment of Obligations......................................................  29
Section 5.03.  Maintenance of Property; Insurance..........................................  30
Section 5.04.  Conduct of Business and Maintenance of Existence............................  30
Section 5.05.  Compliance with Laws........................................................  30
Section 5.06.  Inspection of Property, Book and Records....................................  31
Section 5.07.  Leverage....................................................................  31
Section 5.08.  Debt........................................................................  31
Section 5.09.  Minimum Tangible Net Worth..................................................  32
Section 5.10.  Negative Pledge.............................................................  32
Section 5.11.  Consolidations, Mergers and Sales of Assets.................................  33
Section 5.12.  Use of Proceeds.............................................................  33
Section 5.13.  ERISA.......................................................................  33
Section 5.14.  Restricted Payments.........................................................  34
Section 5.15.  Investments; Acquisitions...................................................  34
Section 5.16.  Transactions with Affiliates................................................  34
Section 5.17.  No Modification of Documents Without Consent................................  34
Section 5.18.  Debt Service Coverage Ratio.................................................  35

                                   ARTICLE 6
                                   Defaults

Section 6.01.  Events of Default...........................................................  35
Section 6.02.  Notice of Default...........................................................  39
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                                      ii
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                                  ARTICLE 7
                                  The Agents

Section 7.01.  Appointment and Authorization.....................................................  39
Section 7.02.  Administrative Agent and Affiliates...............................................  39
Section 7.03.  Action by Administrative Agent....................................................  39
Section 7.04.  Consultation with Experts.........................................................  39
Section 7.05.  Liability of Administrative Agent.................................................  39
Section 7.06.  Indemnification...................................................................  40
Section 7.07.  Credit Decision...................................................................  40
Section 7.08.  Successor Administrative Agent....................................................  40
Section 7.09.  Administrative Agent's Fee........................................................  41
Section 7.10.  Other Agents......................................................................  41

                                   ARTICLE 8
                            Change in Circumstances

Section 8.01.  Basis for Determination Interest Rate Inadequate or
        Unfair...................................................................................  41
Section 8.02.  Illegality........................................................................  42
Section 8.03.  Increased Cost and Reduced Return.................................................  42
Section 8.04.  Taxes.............................................................................  44
Section 8.05.  Base Rate Loans Substituted for Affected Fixed Rate Loans.........................  46
Section 8.06.  Substitution of Bank..............................................................  47

                                   ARTICLE 9
                                   Guaranty

Section 9.01.  The Guaranty......................................................................  47
Section 9.02.  Guaranty Unconditional............................................................  47
Section 9.03.  Discharge Only upon Payment in Full; Reinstatement in
        Certain Circumstances....................................................................  48
Section 9.04.  Waiver by the Guarantor...........................................................  49
Section 9.05.  Subrogation.......................................................................  49
Section 9.06.  Stay of Acceleration..............................................................  49
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                                      iii
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                                  ARTICLE 10
                                 Miscellaneous

Section 10.01.  Notices.................................................  49
Section 10.02.  No Waivers..............................................  50
Section 10.03.  Expenses; Indemnification...............................  50
Section 10.04.  Sharing; Set-Offs.......................................  50
Section 10.05.  Amendments and Waivers..................................  51
Section 10.06.  Successors and Assigns..................................  52
Section 10.07.  Collateral..............................................  53
Section 10.08.  Governing Law...........................................  53
Section 10.09.  Counterparts; Integration; Effectiveness................  54
Section 10.10.  Judicial Proceedings....................................  54
Section 10.11.  Judgment Currency.......................................  55
Section 10.12.  WAIVER OF JURY TRIAL....................................  56
Section 10.13.  Confidentiality.........................................  56


EXHIBIT A   -   NOTE
EXHIBIT B   -   FORM OF PLEDGE AGREEMENT
EXHIBIT C   -   FORM OF SUBORDINATED LOAN AGREEMENT
EXHIBIT D   -   FORM OF MAPLES AND CALDER OPINION
EXHIBIT E   -   FORM OF CONYERS, DILL & PEARMAN OPINION
EXHIBIT F   -   FORM OF MAYER, BROWN & PLATT OPINION
EXHIBIT G   -   FORM OF DAVIS POLK & WARDWELL OPINION
EXHIBIT H   -   ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT I   -   LETTER FROM CT CORPORATION SYSTEM

                              TERM LOAN AGREEMENT


     AGREEMENT dated as of December 11, 1997 among ACE US HOLDINGS, INC., ACE LIMITED, the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent.

     The parties hereto agree as follows:



                                   ARTICLE 1
                                  Definitions

     Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "ACE INSURANCE" means A.C.E. Insurance Company, Ltd., a Bermuda limited liability company, and its successors.

     "ACQUISITION" means an acquisition by the Borrower or any of its Subsidiaries of a company, a division, a location or a line of business or of all or substantially all of the assets of any of the foregoing.

     "ADMINISTRATIVE AGENT" means Morgan Guaranty Trust Company of New York in its capacity as administrative agent for the Banks under the Financing Documents, and its successors in such capacity.

     "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "CONTROLLING PERSON") or (ii) any Person (other than the Borrower or a Subsidiary of the Borrower) which is controlled by or is under common control with a Controlling Person; provided that no Relevant Party shall be an Affiliate for purposes hereof. As used herein, the term "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether though the ownership of voting securities, by contract or otherwise.

     "AGENT" means each of the Administrative Agent, the Documentation Agent, the Syndication Agents, the Managing Agent and the Co-Agents, and "AGENTS" means any combination of them, as the context may require.

     "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

     "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

     "ASSIGNEE" has the meaning set forth in Section 10.06.

     "BANK" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 10.06, and their respective successors.

     "BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "BASE RATE LOAN" means a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Section 2.09 or Article 8.

     "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the Borrower's ERISA Group.

     "BERMUDA COMPANIES LAW" means The Companies Act 1981 of Bermuda, as amended, and the regulations promulgated thereunder.

     "BORROWER" means ACE US Holdings, Inc., a Delaware corporation, and its successors.

     "BORROWING" has the meaning set forth in Section 1.03.

     "BORROWING DATE" means the date of the Borrowing hereunder.

     "CASH AVAILABLE" means, for any period, the sum (without duplication) of
(i) the excess over $3,000,000 of the cash and cash equivalents held by the Borrower on the first day of such period, (ii) cash dividends, cash interest payments, and other cash income received by the Borrower during such period,
(iii) the cash proceeds to the Borrower of loans made under the Subordinated

Loan Agreement during such period and (iv) the unused amount of the "Commitment" (as defined in the Subordinated Loan Agreement) at the end of such period.

     "CLOSING DATE" means the date on or after the Effective Date and on or before the Borrowing Date on which the Administrative Agent shall have received the documents specified in or pursuant to Section 3.01.

     "CO-AGENT" means each Bank designated as a Co-Agent on the signature pages hereof, in its capacity as co-agent in respect of this Agreement.

     "COMMITMENT" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof.

     "CONSOLIDATED DEBT" means at any date the Debt of the Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

     "CONSOLIDATED NET INCOME" means, for any period, the net income of the Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

     "CONSOLIDATED SUBSIDIARY" means at any date, with respect to any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

     "CONSOLIDATED TANGIBLE NET WORTH" means at any date the consolidated stockholders' equity of the Guarantor and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date; provided that such determination for purposes of Sections , and shall be made without giving effect to adjustments pursuant to Statement No. 115 of the Financial Accounting Standards Board. For purposes of this definition "INTANGIBLE ASSETS" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to June 30, 1997 in the book value of any asset owned by the Guarantor or a Consolidated Subsidiary and (ii) all unamortized debt discount and expense, unamortized deferred charges, deferred acquisition costs, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

     "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, solely for purposes of Section 5.10 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Debt of others Guaranteed by such Person, provided that the term "DEBT" shall not include obligations of an insurance company under insurance policies or surety bonds issued by it.

     "DEBT SERVICE" means, for any period, the sum of (i) the interest expense of the Borrower for such period and (ii) scheduled payments of principal on Debt of the Borrower due during such period.

     "DEBT SERVICE COVERAGE RATIO" means, at any date, the ratio of Cash Available for the period of four consecutive fiscal quarters ended at such date (or, if shorter, the period from the Borrowing Date through such date) to Debt Service for such period.

     "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "DOCUMENTATION AGENT" means Morgan Guaranty Trust Company of New York in its capacity as documentation agent in respect of this Agreement.

     "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

     "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 10.09.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA GROUP" means, with respect to any Person, such Person, any Subsidiary of such Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Person or any such Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

     "EURO-DOLLAR LOAN" means a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

     "EURO-DOLLAR MARGIN" has the meaning set forth in Section 2.06.

     "EURO-DOLLAR RATE" means a rate of interest determined pursuant to Section on the basis of a London Interbank Offered Rate.

     "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "EUROCURRENCY LIABILITIES" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

     "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

     "FINANCING DOCUMENTS" means this Agreement, the Notes, the Pledge Agreement and the Subordinated Loan Agreement.

     "GROUP OF LOANS" means at any time a group of Loans consisting of (i) all Base Rate Loans which are outstanding at such time or (ii) all Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section
8.02 or 8.04, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

     "GUARANTOR" means ACE Limited, a Cayman Islands company limited by shares, and its successors.

     "INDEMNITEE" has the meaning set forth in Section 10.03(b).

     "INFORMATION MEMORANDUM" means the confidential information memorandum dated November 1997 furnished to the Banks in connection with this Agreement.

     "INTEREST PERIOD" means, with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

               (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

               (c) no Interest Period applicable to any Loan shall extend beyond any Principal Payment Date unless the aggregate principal amount of Loans represented by Base Rate Loans, or by Euro-Dollar Loans having Interest Periods that will expire on or before such Principal Payment Date, equals or exceeds the amount of principal due on such Principal Payment Date.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit).

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "LOAN" means a loan made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "LOAN" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section
2.01(b).

     "MANAGING AGENT" means Citibank, N.A. in its capacity as managing agent in respect of this Agreement.

     "MATERIAL DEBT" means Debt (other than the Notes) of the Guarantor and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $25,000,000.

     "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of Debt and/or current payment obligations in respect of Derivatives Obligations of the Guarantor and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $25,000,000.

     "MATERIAL INSURANCE COMPANY" means each of ACE Insurance, Westchester Fire Insurance Company, Westchester Surplus Lines Insurance Company and Industrial Underwriters Insurance Company.

     "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

     "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the Borrower's ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the Borrower's ERISA Group during such five year period.

     "NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "NOTE" means any one of such promissory notes issued hereunder.

     "NOTICE OF BORROWING" has the meaning set forth in Section 2.02.

     "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section
2.09.

     "OBLIGORS" means the Borrower and the Guarantor.

     "OTHER TAXES" has the meaning set forth in Section 8.04(b).

     "PARENT" means, with respect to any Bank, any Person controlling such Bank.

     "PARTICIPANT" has the meaning set forth in Section 10.06(b).

     "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the Borrower's ERISA Group for employees of any member of the Borrower's ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the Borrower's ERISA Group for employees of any Person which was at such time a member of the Borrower's ERISA Group.

     "PLEDGE AGREEMENT" means a Pledge Agreement dated as of the Closing Date between the Borrower and the Administrative Agent, substantially in the form of Exhibit B hereto, as executed and delivered and as the same may be amended from time to time in accordance with the provisions hereof and thereof.

     "PRICING SCHEDULE" means the Schedule hereto titled as such.

     "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

     "PRINCIPAL PAYMENT DATE" means each anniversary of the Borrowing Date from and including the first anniversary thereof to and including the seventh anniversary thereof.

     "REFERENCE BANKS" means the principal London offices of Deutsche Bank AG, Mellon Bank N.A. and Morgan Guaranty Trust Company of New York.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "RELATED DOCUMENTS" means (i) the Financing Documents, (ii) the "Financing Documents" as defined in each of the Five-Year Credit Agreement and the 364-Day Credit Agreement, each of even date herewith, among the Guarantor, as borrower, the guarantors party thereto, the Banks parties thereto and Morgan Guaranty Trust Company of New York, as administrative agent for such Banks, and (iii) the "Financing Documents" as defined in the Amended and Restated Reimbursement Agreement dated as of December 11, 1997 among ACE Insurance, the Banks parties thereto and Morgan Guaranty Trust Company of New York, as issuing bank and administrative agent for such Banks, in each case as the same may be amended and in effect from time to time.

     "RELEVANT PARTY" means each of the Obligors and ACE Insurance.

     "REQUIRED BANKS" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

     "RESTRICTED PAYMENT" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock other than mandatorily redeemable preferred stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock or
(iii) any payment of principal
of or, if at the time of such payment any Default exists, interest on Debt incurred in reliance on clause (ii) or (iii) of Section 5.08(b).

     "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement dated as of September 18, 1997, between Talegen Holdings, Inc., a Delaware corporation, and the Guarantor as amended and in effect from time to time; provided that any such amendment from the form thereof heretofore furnished to each of the Banks shall be effective for purposes of references thereto in this Agreement only if such amendment shall have received the written consent of the Required Banks (which shall not be unreasonably withheld).

     "SUBORDINATED LOAN AGREEMENT" means a subordinated loan agreement dated as of the Borrowing Date between ACE Insurance and the Borrower in substantially the form of Exhibit C hereto, as executed and delivered and as the same may be amended from time to time in accordance with the provisions hereof and thereof.

     "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "SUBSIDIARY" means a Subsidiary of the Guarantor.

     "SYNDICATION AGENT" means either J.P. Morgan Securities Inc. or Mellon Bank N.A. in its capacity as a syndication agent in respect of this Agreement, and "SYNDICATION AGENTS" means both of them.

     "TAXES" has the meaning set forth in Section 8.04(a).

     "TEMPORARY CASH INVESTMENT" means any Investment in (i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Ratings Services and P-1 by Moody's Investors Services, Inc.,
(iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized or licensed under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $1,000,000,000 or (iv) repurchase agreements with respect to securities described in clause (i) above entered into an office of a bank or trust company meeting the criteria specified in clause (iii) above.

     "TERMINATION DATE" means the date on which the Commitments terminate pursuant to Section 2.08 or 6.01.

     "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA (or other applicable standard), exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Borrower's ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means, with respect to any Person, any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person.

     "WSG" means Westchester Specialty Group, Inc., a Delaware corporation, and the owner of all outstanding capital stock of Westchester Fire Insurance Company, Westchester Surplus Lines Insurance Company and Industrial Underwriters Insurance Company, all of which are engaged in the property and casualty insurance business.

     "WSG ACQUISITION" means the acquisition by the Borrower of WSG pursuant to the Stock Purchase Agreement.

     Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Guarantor's independent public accountants) with the most recent audited consolidated financial statements of the Guarantor and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Obligors notify the Administrative Agent that the Obligors wish to amend any covenant in Article to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Obligors that the Required Banks wish to amend Article for such purpose), then compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Obligors and the Required Banks.

     Section 1.03. Types of Borrowings. The term "BORROWING" denotes the aggregation of the Loans of the respective Banks to be made to the Borrower pursuant to Article on a single date designated pursuant to Section . The Borrowing is classified for purposes of this Agreement by reference to the pricing of Loans comprising the Borrowing (e.g., "EURO-DOLLAR BORROWING" is used to describe the Borrowing hereunder if the Borrowing is comprised of Euro-Dollar Loans).

     Section 1.04. United States Dollars. Each reference herein to "DOLLARS" or "$" shall refer to United States Dollars.


                                   ARTICLE 2
                                   The Loans

     Section 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a loan to the Borrower pursuant to this Section on a single date designated pursuant to Section 2.02, in an amount equal to the amount of its Commitment.

     Section 2.02. Notice of Borrowing. The Borrower shall give the Administrative Agent notice (a "NOTICE OF BORROWING") not later than 10:30 A.M. (New York City time) on (x) the date of the Borrowing if the Borrowing is a Base Rate Borrowing and (y) the third Euro-Dollar Business Day before the Borrowing if the Borrowing is a Euro-Dollar Borrowing, specifying:

     (a) the date of the Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

     (b) whether the Loans comprising the Borrowing are to bear interest initially at the Base Rate or a Euro-Dollar Rate, and

     (c) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     Section 2.03. Notice of Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (b) Not later than 12:00 Noon (New York City time) on the date of the Borrowing, each Bank shall make available its share of the Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 10.01. Unless the Administrative Agent determines that any applicable condition specified in Article has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

     (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of the Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of the Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of the Borrowing in accordance with subsection of this Section 2.03(b) of this Section 2.03 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section
2.06 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in the Borrowing for purposes of this Agreement.

     Section 2.04. Notes. (a) The Loans of each Bank shall be evidenced by a Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

     (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "NOTE" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Upon receipt of each Bank's Note pursuant to Section 3.01, the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Obligor hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     Section 2.05. Amortization of Loans. The Loans shall mature in seven installments of principal as set forth below. On each Principal Payment Date, the Borrower shall repay an aggregate principal amount of the Loans equal to the applicable amount indicated in the table below.

             Principal Payment Date   Amortization Amount
          --------------------------------------------------
                    Nos. 1-2              $ 10,000,000
          --------------------------------------------------
                    Nos. 3-4              $ 25,000,000
          --------------------------------------------------
                    No. 5                 $ 32,500,000
          --------------------------------------------------
                    No. 6                 $ 37,500,000
          --------------------------------------------------
                    No. 7                 $110,000,000
          --------------------------------------------------

     Each such payment of principal shall be made together with accrued interest thereon. Each such payment shall be applied to such Group or Groups of Loans as the Borrower may designate by not less than three Euro-Dollar Business Days' notice to the Administrative Agent (or, failing such designation, as determined by the Administrative Agent), and shall be applied ratably to the Loans of the several Banks included in any such Group.

     Section 2.06. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable at maturity, quarterly in arrears on the last day of each March, June, September and December prior to maturity, and with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on the date such amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

     (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     "EURO-DOLLAR MARGIN" means a rate per annum determined daily in accordance with the Pricing Schedule.

     The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin plus the London Interbank Offered Rate applicable to such Loan at the date of such payment was due and (ii) the sum of 2% plus the Euro-Dollar Margin plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

     (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (e) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section 2.06. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     SECTION 2.07. Fees. (a) The Borrower shall pay to the Administrative Agent for the account of the Banks ratably a ticking fee at the rate of 0.06% per annum. Such ticking fee shall accrue from and including the date hereof to but excluding the Termination Date on the aggregate amount of the Commitments and shall be payable on the Termination Date.

     (b) The Borrower shall pay to the Administrative Agent for the account of the Banks in the proportions heretofore mutually agreed a participation fee in the amount heretofore mutually agreed. Such participation fee shall be payable on the Borrowing Date.

     SECTION 2.08. Mandatory Termination of Commitments. The Commitments shall terminate at the close of business on the earlier of (i) the Borrowing Date and
(ii) May 1, 1998.

     SECTION 2.09. Method of Electing Interest Rates. (a) The Loans included in the Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to subsection 2.09(d) of this Section and the provisions of Article 8), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

          (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section
     2.12 if any such conversion or continuation is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such notice applies, and the remaining portion to which it does not apply, are each at least $10,000,000 or any larger amount in multiples of $1,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

     (b)  Each Notice of Interest Rate Election shall specify:

          (i) the Group of Loans (or portion thereof) to which such notice applies;

          (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection 2.09(a) above;

          (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

          (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to subsection 2.09(a) above, the Administrative Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

     (d) The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Euro-Dollar Loans if
(i) the aggregate principal amounts of any Group of Euro-Dollar Loans created or continued as a result of such election would be less than $10,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent.

     SECTION 2.10. Optional Prepayments. (a) Subject in the case of any Euro-Dollar Loan to Section 2.12, the Borrower may, in the case of the Group of Base Rate Loans, upon at least one Domestic Business Day's notice to the Administrative Agent, or in the case of any Group of Euro-Dollar Loans, upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay such Group, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied (i) to prepay retably the Loans of the several Banks included in such Group and (ii) to scheduled amortization of the Loans in inverse order of maturity.

     (b) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     SECTION 2.11. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 2:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City and in the lawful currency of the United States, to the Administrative Agent at its address referred to in Section 10.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the

Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

     SECTION 2.12. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a Base Rate Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(c), or if the Borrower fails to borrow, prepay, convert or continue any Euro-Dollar Loans after notice has been given to any Bank in accordance with Section 2.03(a), 2.09(c) or 2.10(b), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or, in the case of the failure of the Borrower to borrow any Euro-Dollar Loans, prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment, conversion or continuation or failure to borrow, prepay, convert or continue, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense and setting forth the calculation thereof, which certificate shall be conclusive in the absence of manifest error.

     SECTION 2.13. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all ticking fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.14. Regulation D Compensation. For so long as any Bank maintains reserves against "EUROCURRENCY LIABILITIES" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), and as a result the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered

Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall furnish to the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans an officer's certificate setting forth the amount to which such Bank is then entitled under this Section 2.14 (which shall be consistent with such Bank's good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Borrower may reasonably request as to the computation set forth therein.

                                   ARTICLE 3

                                  CONDITIONS

     SECTION 3.01 Closing. The closing hereunder shall occur upon receipt by the Administrative Agent of the following documents, each dated the Closing Date unless otherwise indicated:

     (a) a duly executed Note for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.04;

     (b)  the Pledge Agreement, duly executed by the Borrower;

     (c) the Subordinated Loan Agreement, duly executed by the Borrower and ACE Insurance;

     (d) an opinion of Maples and Calder, counsel for the Guarantor, substantially in the form of Exhibit D hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (e) an opinion of Conyers, Dill & Pearman, special Bermuda counsel for ACE Insurance, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (f) an opinion of Mayer, Brown & Platt, New York counsel for the Borrower, the Guarantor and ACE Insurance, substantially in the form of Exhibit

F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (g) an opinion of Davis Polk & Wardwell, special United States counsel for the Agents, substantially in the form of Exhibit G hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (h) a letter from CT System in New York, New York, substantially in the form of Exhibit J hereto, evidencing CT System's agreement to act as agent for service of process for the Relevant Parties pursuant to Section 10.10(b); and

     (i) all documents the Administrative Agent may reasonably request relating to the existence of the Borrower, the Guarantor and ACE Insurance, the corporate authority for and the validity of the Financing Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

The Administrative Agent shall promptly notify the Obligors and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

     SECTION 3.02. Borrowing. The obligation of any Bank to make a Loan on the occasion of the Borrowing is subject to the satisfaction of the following conditions:

     (a) the fact that the Closing Date shall have occurred on or prior to the Termination Date;

     (b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02;

     (c) receipt by the Administrative Agent of payment of the fees payable pursuant to Section 2.07;

     (d) the fact that, substantially simultaneously with the Borrowing, the Borrower shall have consummated the WSG Acquisition in accordance with the Stock Purchase Agreement without waiver of any condition specified therein;

     (e) the fact that no development or change shall have occurred, and no information shall have become known, after the date hereof that results in a material change in or deviation from the information contained in the Information Memorandum and that has had or would reasonably be expected to have a material adverse effect on the business, financial position or results of operations of the Obligors or on the rights and remedies of the Administrative Agent and the Banks under the Financing Documents;

     (f) the fact that, immediately before and after the Borrowing, no Default shall have occurred and be continuing; an d

     (g) the fact that the representations and warranties of each Obligor contained in this Agreement shall be true on and as of the Borrowing Date;

     (h) the fact that the chief executive office of the Borrower on the Borrowing Date shall be in Atlanta, Georgia;

     (i) the fact that no Subsidiary of the Borrower shall be subject to any restriction on its payment of dividends to the Borrower (directly or indirectly) except such restrictions as are imposed by regulatory authorities to whose jurisdiction such Subsidiary is subject; and

     (j)  receipt by the Administrative Agent of (i) an opinion of LeBeouf
Lamb Greene & McCrae, L.L.P., special counsel for the Borrower, to the effect that no action or consent by, or in respect of, any insurance regulatory authority to whose jurisdiction the Borrower or any of its Subsidiaries is subject is required in connection with the execution, delivery and performance by the Borrower of the Financing Documents except such as should have been obtained and be in full force and effect, which opinion shall be in form and substance satisfactory to the Administrative Agent, and (ii) a certificate of an executive officer of the Borrower to the effect that the conditions specified in this Section 3.02 shall have been satisfied on the Borrowing Date.

The Borrowing hereunder shall be deemed to be a representation and warranty by the Obligors on the Borrowing Date as to the facts specified in clauses (d) through (i) of this Section.

                                   ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES

     The Obligors jointly and severally represent and warrant that:

     SECTION 4.01. Corporate Existence and Power. The Borrower and each of its Subsidiaries is a corporation, the Guarantor is a company limited by shares and ACE Insurance is a limited liability company, in each case duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Relevant Parties and the Material Insurance Companies has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its respective business as now conducted. Each of the Borrower and ACE Insurance is a Wholly-Owned Consolidated Subsidiary of the Guarantor.

     SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Relevant Party of each Financing Document to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action, require no action or consent by or in respect of, or filing with, any governmental body, agency or official (except such as shall have been obtained and be in full force and effect on the Borrowing Date), and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the charter or by-laws (or any comparable document) of any Relevant Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon any Relevant Party or any of their respective Subsidiaries or result in the creation or imposition of any Lien on any asset of any Relevant Party or any of their respective Subsidiaries .

     SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of each Obligor and each other Financing Document, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of each Relevant Party party thereto, in each case enforceable in accordance with its terms.

     SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of September 30, 1996 and therelated consolidated statements of operations, shareholders' equity and cash flows for the fiscal year then ended, reported on by Coopers & Lybrand LLP, copies of which have been delivered to each of the Banks, fairly present, in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

     (b) The unaudited consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of June 30, 1997 and the related unaudited consolidated statements of operations and cash flows for the nine months then ended, copies of which have been delivered to each of the Banks, fairly present, in all material respects, in conformity with generally accepted accounting principles (except for the absence of footnotes) applied on a basis consistent with the financial statements referred to in subsection 4.04(a) of this Section, the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine month period (subject to normal year-end adjustments).

     (c) Since June 30, 1997 there has been no material adverse change in the business, financial position, or results of operations of the Guarantor and its Consolidated Subsidiaries, considered as a whole.

     (d) The consolidated balance sheet of ACE Insurance and its Consolidated Subsidiaries as of September 30, 1996 and the related consolidated statements of operations and retained earnings and of cash flows for the fiscal year then ended, all reported on by Coopers & Lybrand LLP, copies of which have been delivered to each of the Banks, fairly present, in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of ACE Insurance and its Consolidated Subsidiaries as of such date and their consolidated results of operations and retained earnings and cash flows for such fiscal year.

     (e) Since September 30, 1996 there has been no material adverse change in the business, financial position or results of operations of ACE Insurance and its Consolidated Subsidiaries, considered as a whole.

     (f) The consolidated balance sheet of WSG and its Consolidated Subsidiaries as of December 31, 1996 and the related consolidated statements of operations, of shareholder's equity and of cash flows for the fiscal year then ended, all reported on by KPMG Peat Marwick LLP, copies of which have been delivered to each of the Banks, fairly present, in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of WSG and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

     (g) The unaudited consolidated balance sheet of WSG and its Consolidated Subsidiaries as of June 30, 1997 and the related unaudited consolidated statements of operations, of shareholder's equity and of cash flows for the six months then ended, copies of which have been delivered to each of the Banks, fairly present, in all material respects, in conformity with generally accepted accounting principles (except for the absence of footnotes), the consolidated financial position of WSG and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal period.

     (h) Since June 30, 1997 there has been no material adverse change in the business, financial position or results of operations of WSG and its Consolidated Subsidiaries, considered as a whole.

     SECTION 4.05. Litigation. Except as disclosed in the notes to the financial statements referred to in Section 4.04(a), there is no action, suit or proceeding pending against, or to the knowledge of the Obligors threatened against or affecting, any Relevant Party or any of their respective Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of any Financing Document.

     SECTION 4.06. ERISA. (a) Each member of the Borrower's ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV or ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     (b) Neither the Guarantor, nor any member of its ERISA Group, maintains or contributes to, or has within the previous six years (whether or not while a member of its current ERISA Group) maintained or contributed to, or been required to maintain or been jointly and severally liable for contributions to, or liability upon withdrawal from, any plan or arrangement subject to (i) the minimum funding standards of ERISA and the Internal Revenue Code, (ii) Part 3 of Subtitle B of Title I of ERISA or (iii) Title IV of ERISA.

     SECTION 4.07. Taxes. The Guarantor and its Subsidiaries have filed all income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Guarantor or any Subsidiary. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Guarantor, adequate.

     SECTION 4.08. Not an Investment Company. No Relevant Party is an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.09. Full Disclosure. All written information heretofore furnished by the Obligors to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Obligors to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Obligors have disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Obligors can now reasonably foresee) the business, operations or financial condition of any Relevant Party and its Consolidated Subsidiaries, taken as a whole, or the ability of any Relevant Party to perform its obligations under the Financing Documents.

     SECTION 5.10. Compliance with Laws. The Guarantor and each Subsidiary are in compliance, in all material respects, with all applicable laws, ordinances, rules, regulations, guidelines and other requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and any reserves required under generally accepted accounting principles with respect thereto have been established and except where any such failure could not reasonably be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations of the Guarantor and its Consolidated Subsidiaries, considered as a whole.


                                   ARTICLE 3

                                   COVENANTS

     Each Obligor agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

     SECTION 5.01. Information. Each Obligor will deliver to each of the
Banks:

     (a) as soon as available and in any event within 90 days after the end of each fiscal year of such Obligor, a consolidated balance sheet of such Obligor and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission or otherwise reasonably acceptable to the Required Banks by Coopers & Lybrand LLP or other independent public accountants of nationally recognized standing;

     (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of such Obligor, a consolidated balance sheet of such Obligor and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for such quarter and for the portion of such Obligor's fiscal year ended at the end of such quarter, setting forth in the case of such statements of operations and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of such Obligor's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of such Obligor;

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of such Obligor (i) setting forth in reasonable detail the calculations required to establish whether such Obligor was in compliance with the requirements of Article 5 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which such Obligor is taking or proposes to take with respect thereto;

     (d) within five days after any executive officer of an Obligor obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of such Obligor setting forth the details thereof and the action which such Obligor is taking or proposes to take with respect thereto;

     (e) promptly upon the mailing thereof to the shareholders of the Guarantor generally, copies of all financial statements, reports and proxy statements so mailed;

     (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Guarantor shall have filed with the Securities and Exchange Commission;

     (g) as soon as available and in any event within 20 days after submission, each annual or quarterly statutory statement of each Material Insurance Company in the form submitted to its principal insurance regulator;

     (h) as soon as available and in any event within 120 days after the end of each fiscal year of WSG, a consolidated balance sheet of WSG and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and changes in financial position for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the independent public accountants which reported on the financial statements referred to in clause (a) above;

     (i) promptly after any executive officer of an Obligor obtains knowledge thereof, (i) a copy of any notice from any regulatory authority in any jurisdiction material to the business of such Material Insurance Company of the revocation, the suspension or the placing of any restriction or condition on the registration or license as an insurer of any Material Insurance Company or of the institution of any proceeding or investigation which could result in any such revocation, suspension or placing of such a restriction or condition, (ii) copies of any correspondence by, to or concerning any Material Insurance Company relating to an investigation conducted by any regulatory authority in any jurisdiction material to the business of such Material Insurance Company, whether pursuant to Section 132 of the Bermuda Companies Law or otherwise, (iii) a copy of any notice of or requesting or otherwise relating to the winding up or any similar proceeding of or with respect to, or questioning in any material respect the financial soundness of, any Material Insurance Company, and (iv) a copy of any notice of the imposition of, or any modification to, any restriction on the payment of dividends to the Borrower by any of its Subsidiaries (directly or indirectly); and

     (j) from time to time such additional information regarding the financial position, results of operations or business of such Obligor or any of its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request from time to time.

     SECTION 5.02. Payment of Obligations. The Guarantor will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

     SECTION 5.03. Maintenance of Property; Insurance. (a) The Guarantor will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) The Guarantor will maintain, and will cause each Subsidiary to maintain, physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense. The Guarantor will deliver to the Banks
(i) upon request of any Bank through the Administrative Agent from time to time, full information as to the insurance carried.

     SECTION 5.04. Conduct of Business and Maintenance of Existence. The Guarantor will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Guarantor and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) the merger of a Subsidiary (other than a Relevant Party) into the Guarantor or the merger or consolidation of a Subsidiary (other than a Relevant Party) with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing, (ii) any merger of a Relevant Party permitted by Section 5.11 or
(iii) the termination of the corporate existence of any Subsidiary (other than a Relevant Party) if the Guarantor in good faith determines that such termination is in the best interest of the Guarantor and is not materially disadvantageous to the Banks.

     SECTION 5.05. Compliance with Laws. The Guarantor will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, guidelines and other requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and any reserves required under generally accepted accounting principles with respect thereto have been established and except where any such failure could not reasonably be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations of the Guarantor and its Consolidated Subsidiaries, considered as a whole.

     SECTION 5.06. Inspection of Property, Book and Records. The Guarantor will keep, and will cause each Subsidiary to keep, proper books of record and account in accordance with generally accepted accounting principles in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     SECTION 5.07. Leverage. Consolidated Debt will at no time exceed 35% of Consolidated Tangible Net Worth.

     SECTION 5.08. Debt. (a) The Guarantor will not permit any of its Subsidiaries to create, assume or suffer to exist any Debt, except (i) Debt under the Related Documents, (ii) Debt owing to the Guarantor or a Wholly-Owned Consolidated Subsidiary of the Guarantor, (iii) Debt of Tripar Partnership, a Bermuda general partnership, owing to other Subsidiaries or Debt of such other Subsidiaries owing to Tripar Partnership, (iv) Debt in respect of letters of credit issued in the ordinary course of business, (v) Debt created by exercise of overdraft privileges on a basis not more frequent than once each calendar month for not more than five Euro-Dollar Business Days in an amount not to exceed $50,000,000 in the aggregate at any one time, (vi) subordinated Debt of the Borrower owing to ACE Insurance under the Subordinated Loan Agreement, (vii) Debt in an amount not to exceed $70,000,000 incurred in connection with the development by the Guarantor and/or any of its Subsidiaries of the "Bermudiana Site" in Hamilton, Bermuda, and (viii) Debt not permitted by the foregoing clauses of this Section in an aggregate principal amount not to exceed $20,000,000 at any time outstanding.

     (b) The Borrower will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any Debt, except (i) Debt under the Financing Documents, (ii) Debt under the Subordinated Loan Agreement owing to ACE Insurance, (iii) Debt owing to ACE Limited subordinated to the same extent as Debt under the Subordinated Loan Agreement and (iv) Debt owing to the Borrower or a Wholly-Owned Consolidated Subsidiary of the Borrower.

     SECTION 5.09. Minimum Tangible Net Worth. Consolidated Tangible Net Worth will at no time be less than (i) $1,400,000,000 plus (ii) 25% of Consolidated Net Income for each fiscal quarter of the Guarantor ended after December 31, 1997 and on or prior to such date of determination and for which such Consolidated Net Income is positive (but with no deduction on account of any fiscal quarter for which Consolidated Net Income is negative) plus (iii) 50% of the aggregate amount by which Consolidated Tangible Net Worth shall have been increased by reason of the issuance and sale after the Effective Date and on or prior to such date of determination of any capital stock or the conversion or exchange of any Debt of the Guarantor into or with capital stock of the Guarantor consummated after the Effective Date and on or prior to such date of determination.

     SECTION 5.10. Negative Pledge. Neither the Guarantor nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

     (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $25,000,000;

     (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

     (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

     (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Guarantor or a Subsidiary and not created in contemplation of such event;

     (e) any Lien existing on any asset prior to the acquisition thereof by the Guarantor or a Subsidiary and not created in contemplation of such acquisition;

     (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

     (g) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $25,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

     (h) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $25,000,000;

     (i) Liens securing obligations in respect of letters of credit issued pursuant to any of the Related Documents; and

     (j) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed 10% of Consolidated Tangible Net Worth.

     SECTION 5.11. Consolidations, Mergers and Sales of Assets. No Relevant Party will (i) consolidate with or merge into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person; provided that if both immediately before and after giving effect thereto no Default shall have occurred and be continuing, then (A) ACE Insurance may merge or consolidate with any other Person so long as the surviving entity is the Guarantor or a Wholly-Owned Consolidated Subsidiary of the Guarantor and, if ACE Insurance is not the surviving entity, such surviving entity shall have assumed the obligations of ACE Insurance under the Subordinated Loan Agreement pursuant to an instrument in form and substance reasonably satisfactory to the Required Banks and shall have delivered such opinions of counsel with respect thereto as the Administrative Agent may reasonably request and (B) the Borrower and the Guarantor may each merge with another Person (other than each other) so long as the Borrower or the Guarantor, as the case may be, is the surviving entity.

     SECTION 5.12. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower to finance the WSG Acquisition. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

     SECTION 5.13. ERISA. Neither the Guarantor nor any member of its ERISA Group will maintain or contribute to, or become obligated to maintain or become jointly and severally liable for contributions to, or have liability upon withdrawal from, any plan or arrangement subject to (i) the minimum funding standards of ERISA and the Internal Revenue Code, (ii) Part 3 of Subtitle B of Title I of ERISA or (iii) Title IV of ERISA.

     SECTION 5.14. Restricted Payments. Neither the Borrower nor any Subsidiary of the Borrower will declare or make any Restricted Payment.

     SECTION 5.15. Investments; Acquisitions. (a) Neither the Borrower nor any Subsidiary of the Borrower (other than a Material Insurance Company) will hold, make or acquire any Investment in any Person other than:

          (i) Investments existing on the date hereof in Persons which are Subsidiaries on the date hereof and, subject to the limitations of subsection (b), additional Investments on or after the date hereof in such Subsidiaries and in Subsidiaries formed or acquired after the date hereof ;

          (ii)  Temporary Cash Investments; and

          (iii) loans and advances to the Borrower or a Wholly-Owned Consolidated Subsidiary of the Borrower.

     (b) Except for the WSG Acquisition, the Borrower will not, and will not permit any of its Subsidiaries to, make any Acquisitions; provided that the Borrower and its Subsidiaries may make Acquisitions of or from a Person engaged in the type of business conducted by the Borrower and other acquisitions of assets used or useful in the conduct of the business of the Borrower and its Subsidiaries.

     SECTION 5.16. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arm's-length basis on terms not materially less favorable to the Borrower or such Subsidiary than could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit (i) the transactions to be effected pursuant to the Financing Documents or (ii) the declaration or payment of any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing.

     SECTION 5.17. No Modification of Documents Without Consent. The Borrower will not, without the prior written consent of the Required Banks, consent to or solicit any amendment or supplement to, or any waiver or other modification of, the Subordinated Loan Agreement or any subordination agreement contemplated by
Section 5.08(b)(iii).

     SECTION 5.18. Debt Service Coverage Ratio. At the end of each fiscal quarter of the Borrower, commencing with the first quarter after the Borrowing Date, the Debt Service Coverage Ratio will not be less than 1.20:1.

                                   ARTICLE 6
                                   DEFAULTS

     SECTION 6.01. Events of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay within five Business Days of the due date thereof any interest on any Loan, any fees or any other amount payable hereunder or the Guarantor shall fail to pay when due any such principal, interest, fees or other amount payable hereunder; provided that, for purposes of this Section 6.01(a), no such payment default by the Borrower shall be continuing if the Guarantor pays the amount thereof at the time and otherwise in the manner provided in Article 9;

     (b) any Obligor shall fail to observe or perform any covenant contained in Sections 5.07 through 5.11, inclusive, 5.14 or 5.17; or ACE Insurance shall fail to perform any of its obligations under the Subordinated Loan Agreement;

     (c) any Obligor shall fail to observe or perform any covenant or agreement contained in the Financing Documents (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Obligors by the Administrative Agent at the request of any Bank;

     (d) any representation, warranty, certification or statement made by any Obligor in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

     (e) the Guarantor or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

     (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof; or, without limiting the foregoing, any "Event of Default" (as defined in any of the other Related Documents) shall occur;

     (g) (i) (x) a resolution or other similar action is passed authorizing the voluntary winding up of the Guarantor or any other similar action with respect to the Guarantor or a petition is filed for the winding up of the Guarantor or the taking of any other similar action with respect to the Guarantor in the Grand Court of the Cayman Islands or (y) any corporate action is taken authorizing the winding up, the liquidation, any arrangement or the taking of any other similar action of or with respect to any Subsidiary of the Guarantor or authorizing any corporate action to be taken to facilitate any such winding up, liquidation, arrangement or other similar action or any petition shall be filed seeking the winding up, the liquidation, any arrangement or the taking of any other similar action of or with respect to any Subsidiary of the Guarantor by the Registrar of Companies in Bermuda, one or more holders of insurance policies or reinsurance certificates issued by any Subsidiary of the Guarantor or by any other Person or Persons or any petition shall be presented for the winding up of any Subsidiary of the Guarantor to a court of Bermuda as provided under the Bermuda Companies Law and in either such case such petition shall remain undismissed and unstayed for a period of 60 days or any creditors' or members' voluntary winding up of any Subsidiary of the Guarantor as provided under the Bermuda Companies Law shall be commenced or any receiver shall be appointed by a creditor of any Subsidiary of the Guarantor or by a court of Bermuda on the application of a creditor of any Subsidiary of the Guarantor as provided under any instrument giving rights for the appointment of a receiver;

     (ii) a decree or order or a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, receiver, liquidator, custodian or other similar official in any insolvency proceedings, readjustment of debt, marshalling of assets and liabilities or similar proceedings affecting such Subsidiary or substantially all of its assets, or for the winding-up or liquidation of its affairs, shall have been entered, or a proceeding shall be commenced by any Person seeking the rehabilitation, liquidation, dissolution or conservation of the assets of any Subsidiary of the Guarantor or any substantial part thereof or any similar remedy and such proceedings shall remain undismissed and unstayed for a period of 60 days (including, in either case, without limitation, the commencement of proceedings for the rehabilitation or liquidation of such Subsidiary in accordance with the applicable provisions of Chapter 37 of the Georgia Insurance Code, Article 74 of the New York Insurance Law or Chapter 21 of the Texas Insurance Code);

     (iii) the Guarantor or any Subsidiary of the Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (iv) an involuntary case or other proceeding shall be commenced against the Guarantor or any Subsidiary of the Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Guarantor or any Subsidiary of the Guarantor under the United States federal bankruptcy laws as now or hereafter in effect; or

     (v) the rights, privileges or franchises of any Subsidiary of the Guarantor to do business shall be declared forfeited by any governmental authority or any court of competent jurisdiction where the loss of such rights, privileges or franchises would have a material adverse effect on the ability of such Subsidiary to meet its obligations under any of the Financing Documents;

     (h) a judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Guarantor or any Subsidiary of the Guarantor and such judgment or order shall continue unsatisfied and unstayed for a period of 45 days;

     (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of voting stock of the Guarantor; or, during any period of 12 consecutive calendar months, individuals who were directors of the Guarantor on the first day of such period shall cease to constitute a majority of the board of directors of the Guarantor; or either the Borrower or ACE Insurance shall cease to be a Wholly-Owned Consolidated Subsidiary of the Guarantor;

     (j) any court or arbitrator or any governmental body, agency or official which has jurisdiction in the matter shall decide, rule or order that any provision of any of the Financing Documents is invalid or unenforceable in any material respect, or any Relevant Party shall so assert in writing;

     (k) the registration or license of any Subsidiary of the Guarantor as an insurer shall be revoked, suspended or otherwise have restrictions or conditions placed upon it unless, in the case of the placing of any such restrictions or conditions, such restrictions or conditions could not have a material adverse effect on the interests of the Administrative Agent and the Banks under the Financing Documents; or

     (l) any member of the Borrower's ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan in a distress termination shall be filed under Title IV of ERISA by any member of the Borrower's ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under
Section 4042 of Title IV of ERISA to terminate, to impose liability on Borrower's ERISA Group for an amount or amounts aggregating in excess of $25,000,000 (other than for premiums under Section 4007 of ERISA); or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which causes one or more members of the Borrower's ERISA Group to incur a current payment obligation in excess of $25,000,000 in the aggregate;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments (if still in existence), by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors; provided that in the case of any of the Events of Default specified in clause
(g) above with respect to any Obligor, without any notice to any Obligor or any other act by the Administrative Agent or the Banks, the Commitments (if still in existence) shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors.

     SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Obligors under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                   ARTICLE 7
                                  THE AGENTS

     SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with all such powers as are reasonably incidental thereto.

     SECTION 7.02. Administrative Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent hereunder.

     SECTION 7.03. Action by Administrative Agent. The obligations of the Administrative Agent under this Agreement are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6 and in the Pledge Agreement.

     SECTION 7.04. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for an Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 7.05.  Liability of Administrative Agent.   Neither the
Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or such different number of Banks as any provision hereof expressly requires for such consent or request) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Financing Documents or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Obligor; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of any Financing

Document or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Obligors) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in such capacity in connection with the Financing Documents or any action taken or omitted by such indemnitees hereunder or thereunder.

     SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     SECTION 7.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

     SECTION 7.09. Administrative Agent's Fee. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent.

     SECTION 7.10. Other Agents. Nothing contained in this Agreement shall be construed to impose any obligation or duty whatsoever on either Syndication Agent, on the Documentation Agent, on the Managing Agent or on any Co-Agent, in its capacity as such an Agent.

                                   ARTICLE 8
                            CHANGE IN CIRCUMSTANCES

     SECTION 8.01. Basis for Determination Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

     (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the London interbank market for such Interest Period, or

     (b) Banks having 50% or more of the aggregate amount of the Euro-Dollar Loans advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist (i) the obligations of the Banks to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto.

     SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar

Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day.

     SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under
Section 2.14), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing subsections 8.03(a) and 8.03(b) of this Section 8.03, the Borrower shall only be obligated to compensate any Bank for any amount arising or accruing during (i) any time or period commencing not more than 180 days prior to the date on which such Bank notifies the Administrative Agent and the Borrower that it proposes to demand such compensation and identifies to the Administrative Agent and the Borrower the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which because of the retroactive application of such statute, regulation or other such basis, such Bank did not know in good faith that such amount would arise or accrue.

     SECTION 8.04. Taxes. (a) Any and all payments by any Obligor hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all penalties, interest, expenses and similar liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise and similar taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Administrative Agent, as the case may be, shall be organized or any political subdivision thereof, (ii) in the case of each Bank, taxes imposed on its income, and franchise and similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof or in which such Bank's principal executive office is located or any political subdivision thereof and (iii) any Taxes imposed as a result of a change of such Bank's Applicable Lending Office to the extent such Taxes would not have been imposed absent such change; provided however, that (x) a change in such Bank's Applicable Lending Office to which the Obligor has consented and (y) a change in such Bank's Applicable Lending Office as a result of legal or regulatory restrictions shall not constitute a change for the purposes of this Section 8.04 (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). Each Obligor agrees that, if any Obligor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, (A) the sum payable to such Bank or the Administrative Agent shall be increased as may be necessary so that after making all required deductions for Taxes (including deductions applicable to additional sums payable under this Section 8.04), such Bank or the Administrative Agent, as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (B) such Obligor shall make such deductions and (C) such Obligor shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

     (b) In addition, each Obligor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which shall arise from any payment made under, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Note (all such taxes, charges or levies being hereinafter referred to as "Other Taxes").

     (c) Each Obligor agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed on amounts payable under this Section 8.04) paid by such Bank or the Administrative Agent or any penalties, interest, expenses and similar liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted provided that such Bank has acted in good faith with respect to such Taxes or Other Taxes and that such Bank reasonably cooperates with the Obligors in challenging such Taxes or Other Taxes. Each indemnification under this paragraph (c) shall be made within 30 days from the date such Bank or the Administrative Agent makes demand therefor.

     (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the Borrowing Date in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.04(a).

     (e) Each Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) (x) to file any certificate or document or to furnish any information as reasonably requested by any Obligor pursuant to any applicable treaty, law, rule or regulation or (y) to designate a different Lending Office if the making of such a filing, the furnishing of such information or the designation of such other Lending Office would avoid the need for or reduce the amount of any additional amounts payable by any Obligor pursuant to this Section 8.04 and would not, in the reasonable judgment of such Bank, be disadvantageous to such Bank. Notwithstanding the foregoing, it is understood and agreed that nothing in this Section 8.04 shall interfere with the rights of any Bank to conduct its fiscal or tax affairs in such manner as it deems fit.

     (f) Within 90 days after the date of any payment of Taxes, the Obligors will furnish to the Administrative Agent notarized copies for each Bank of the original receipt evidencing payment thereof. If no Taxes shall be payable in respect of any payment under this Agreement, the Obligors will, upon the reasonable request of the Administrative Agent, furnish to the Administrative Agent a certificate in form reasonably acceptable to the Administrative Agent's counsel confirming that such payment is exempt from or not subject to Taxes.

     (g) For any period with respect to which a Bank has failed to provide the Obligors with the appropriate form pursuant to Section 8.04(d) or 8.04(e) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(a) or 8.04(b) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the

Obligors shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     SECTION 8.05.  Base Rate Loans Substituted for Affected Fixed Rate
Loans. If (i) the obligation of any Bank to make or to continue or convert outstanding Loans as or to Euro-Dollar Loans has been suspended pursuant to
Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or
8.04 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

     (a) all Loans which would otherwise be made by such Bank as (or continued as or converted to) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

     (b) after each of its Euro-Dollar Loans has been repaid (or converted), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

     SECTION 8.06. Substitution of Bank. If (i) the obligation of any Bank to make or to convert or continue outstanding Loans as or into Euro-Dollar Loans have been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right, with the assistance of the Administrative Agent, to designate a substitute bank or banks (which may be one or more of the Banks) mutually satisfactory to the Borrower, the Administrative Agent (whose consent shall not be unreasonably withheld) and the issuing banks under the Related Documents to purchase for cash, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit I hereto, the outstanding loans of such Bank and assume the commitment and letter of credit liabilities of such Bank (and its affiliates) under each of the Related Documents, without recourse to or warranty by, or expense to, such Bank, for a purchase price equal to the principal amount of all of such Bank's outstanding loans and funded letter of credit liabilities plus any accrued but unpaid interest thereon and the accrued but unpaid fees in respect of such Bank's commitments and letter of credit liabilities plus such amount, if any, as would be payable pursuant to the funding loss indemnities in the Related Documents if the outstanding loans of such Bank were prepaid in their entirety on the date of consummation of such assignment.



                                   ARTICLE 9

                                   GUARANTY

          SECTION 9.01. The Guaranty. The Guarantor hereby unconditionally, absolutely and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all amounts payable by the Borrower under the Financing Documents including, without limitation, the principal of and interest on each Note issued by the Borrower pursuant to this Agreement. Upon failure by the Borrower to pay punctually any such amount, the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

          SECTION 9.02. Guaranty Unconditional. The obligations of the Guarantor hereunder shall be unconditional, absolute and irrevocable and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under any of the Financing Documents, by operation of law or otherwise;

          (b) any modification or amendment of or supplement to any of the Financing Documents;

          (c) any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under any of the Financing Documents;

          (d) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any obligation of the Borrower contained in any of the Financing Documents;

          (e) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Borrower, the Administrative Agent, any Bank or any other corporation or person, whether in connection with any of the Financing Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (f) any invalidity or unenforceability relating to or against the Borrower for any reason of any of the Financing Documents, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the principal of or interest on any Note or any other amount payable under any of the Financing Documents; or

          (g) any other act or omission to act or delay of any kind by the Borrower, the Administrative Agent, any Bank or any other corporation or person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor's obligations hereunder.

          SECTION 9.03. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. The Guarantor's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under the Financing Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under the Financing Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

          SECTION 9.04. Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or person against the Borrower or any other corporation or person.

          SECTION 9.05. Subrogation. The Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Borrower in respect thereof.

          SECTION 9.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under any of the Financing

     Documents is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Administrative Agent made at the request of the requisite proportion of the Banks specified in Article 6.



                                  ARTICLE 10

                                 MISCELLANEOUS

          SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of any Obligor or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 10 days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

          SECTION 10.02. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Financing Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 10.03. Expenses; Indemnification. (a) The Borrower shall pay
     (i) all out-of-pocket expenses of the Administrative Agent, including fees and disbursements of Davis Polk & Wardwell, special counsel for the Agents, reasonably incurred in connection with the preparation of the Financing Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

          (b) The Borrower agrees to indemnify the Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be reasonably incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Financing Documents or any actual or proposed use of proceeds of Loans; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

          SECTION 10.04. Sharing; Set-Offs. (a) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. Each Obligor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Obligor in the amount of such participation.

          (b) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request specified by Section 6.01 to the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Bank and each of its affiliates is hereby authorized at any time and from time to time, the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or such affiliate to or for the credit or the account of any Obligor against any and all of the obligations of such Obligor to such Bank now or hereafter existing under the Financing Documents, irrespective of whether such Bank shall have made any demand for payment thereof and although such obligations may be unmatured. Each Bank agrees promptly to notify such Obligor, after any such setoff and application; provided, however, that the failure to give notice shall not affect the validity of such setoff and application. The rights of each Bank and its affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Bank and its affiliates may have.

          SECTION 10.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Obligors and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder,
     (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) release the Guarantor hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or (vii) amend this Section 10.05.

          SECTION 10.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Obligors may not assign or otherwise transfer any of their rights under this Agreement without the prior written consent of all Banks.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii), (iv) or (v) of Section
     10.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement and subject to subsection 10.06(e) below, be entitled to the benefits of
     Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection 10.06(c) or 10.06(d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection 10.06(b).

          (c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part (equivalent to an initial participation in the Related Documents of not less than $15,000,000, unless the Borrower shall otherwise consent or the assignment is for all of the rights and obligations of the transferor Bank) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit H hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and the Administrative Agent, which shall not be unreasonably withheld; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent of the Borrower or the Administrative Agent shall be required; and provided further that, unless the Borrower shall otherwise consent or the assignment is for all of the rights and obligations of the transferor Bank, the participation in the Related Documents of such transferor Bank after giving effect to such assignment (together with the participations of its affiliates) shall not be less than $15,000,000; and provided further that such assignment shall be accompanied by a ratably equivalent assignment of the rights and obligations of the transferor Bank (and its affiliates) under each of the other Related Documents. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection 10.06(c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new
     Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or
     8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          SECTION 10.07. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 10.08. Governing Law. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 10.09. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

          SECTION 10.10. Judicial Proceedings. (a) Consent to Jurisdiction. Each Obligor irrevocably submits to the jurisdiction of any federal court sitting in New York City and, in the event that jurisdiction cannot be obtained or maintained in a federal court, to the jurisdiction of any New York State court sitting in New York

     City over any suit, action or proceeding arising out of or relating to any of the Financing Documents. Each Obligor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Obligor agrees that a final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it and will be given effect in the Cayman Islands, to the fullest extent permitted by applicable law and may be enforced in any federal or New York State court sitting in New York City (or any other courts to the jurisdiction of which such Obligor is or may be subject) by a suit upon such judgment, provided that service of process is effected upon it in one of the manners specified herein or as otherwise permitted by law.

          (b) Appointment of Agent for Service of Process. Each Obligor hereby irrevocably designates and appoints CT Corporation System having an office on the date hereof at 1633 Broadway, New York, New York 10019 as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in subsection 10.10(a) above in any federal or New York State court sitting in New York City. Each Obligor represents and warrants that such agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance has been delivered to the Administrative Agent. Said designation and appointment shall be irrevocable until the Commitments shall have terminated and all principal and interest and all other amounts payable hereunder and under the Notes shall have been paid in full in accordance with the provisions hereof and thereof. If such agent shall cease so to act, each Obligor covenants and agrees to designate irrevocably and appoint without delay another such agent satisfactory to the Administrative Agent and to deliver promptly to the Administrative Agent evidence in writing of such other agent's acceptance of such appointment.

          (c) Service of Process. Each Obligor hereby consents to process being served in any suit, action or proceeding of the nature referred to in subsection 10.10(a) above in any federal or New York State court sitting in New York City by service of process upon the agent of such Obligor for service of process in such jurisdiction appointed as provided in subsection 10.10(b) above; provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to such Obligor at its address specified on the signature page hereof or to any other address of which such Obligor shall have given written notice to the Bank. Each Obligor irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such

     Obligor in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Obligor.

          (d) No Limitation on Service or Suit. Nothing in this Section 10.10 shall affect the right of the Administrative Agent or any Bank to serve process in any other manner permitted by law or limit the right of the Administrative Agent or any Bank to bring proceedings against any Obligor in the courts of any jurisdiction or jurisdictions.

          SECTION 10.11. Judgment Currency. If, under any applicable law and whether pursuant to a judgment being made or registered against any Obligor or for any other reason, any payment under or in connection with any of the Financing Documents is made or satisfied in a currency (the "OTHER CURRENCY") other than that in which the relevant payment is due (the "REQUIRED CURRENCY") then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the "PAYEE") to purchase the Required Currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of this Agreement and the Notes, each Obligor shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such short-fall. For the purpose of this Section, "RATE OF EXCHANGE" means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

          SECTION 10.12. WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

          SECTION 10.13. Confidentiality. The Administrative Agent and each Bank agrees to keep any information delivered or made available by the Borrower pursuant to this Agreement confidential from anyone other than persons employed or retained by such Bank and its affiliates who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby; provided that nothing herein shall prevent any Bank from disclosing such information (a) to any other Bank or to the Administrative Agent, (b) subject to provisions substantially similar to those contained in this Section 10.13, to any other Person if reasonably incidental to the administration of the credit facility contemplated hereby, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by the Administrative Agent or any Bank prohibited by this Agreement, (f) in connection with any litigation relating to the Related Documents to which the Administrative Agent, any Bank or its subsidiaries or Parent may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Bank's or Administrative Agent's legal counsel and independent auditors and (i) subject to provisions substantially similar to those contained in this Section 10.13, to any actual or proposed Participant or Assignee. Notwithstanding the foregoing, this Section 10.13 shall not apply to information that is or becomes publicly available, information that was available to a Bank on a non-confidential basis prior to its disclosure hereunder and information which becomes available to a Bank on a non-confidential basis from a source that is not, to such Bank's knowledge, subject to a confidentiality agreement with any Obligor.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                      ACE US HOLDINGS, INC.


                                      By______________________________
                                        Title:
                                      The ACE Building
                                      30 Woodbourne Avenue
                                      Hamilton HM 08, Bermuda
                                      Telex number: 3543ACEILBA
                                      Facsimile number: (441) 295-5221


                                      ACE LIMITED, as Guarantor

                                      By______________________________
                                        Title:
                                      The ACE Building
                                      30 Woodbourne Avenue
                                      Hamilton HM 08, Bermuda
                                      Telex number: 3543ACEILBA
                                      Facsimile number: (441) 295-5221

The Common Seal of ACE
Limited was hereunto affixed
in the presence of:

Director

____________________________

Director/Secretary

____________________________

Commitments
-----------

$24,000,000                             MORGAN GUARANTY TRUST
                                          COMPANY OF NEW YORK


                                        By__________________________
                                          Title:

$24,000,000                             MELLON BANK, N.A.


                                        By__________________________
                                          Title:

                                        Managing Agent


$20,000,000                             CITIBANK, N.A.


                                        By__________________________
                                          Title:


                                        Co-Agents


$18,000,000                             THE BANK OF NEW YORK


                                        By__________________________
                                          Title:


$18,000,000                             THE BANK OF TOKYO-MITSUBISHI,
                                          LTD.


                                        By___________________________
                                          Title:

$18,000,000                             BARCLAYS BANK PLC


                                        By___________________________
                                          Title:


$18,000,000                             DEUTSCHE BANK AG, NEW YORK
                                          AND/OR CAYMAN ISLANDS
                                          BRANCH


                                        By___________________________
                                          Title:


                                        By___________________________
                                          Title:


$18,000,000                             FLEET NATIONAL BANK


                                        By___________________________
                                          Title:


$18,000,000                             ING BANK, N.V.


                                        By___________________________
                                          Title:


                                        By___________________________
                                          Title:


$18,000,000                             ROYAL BANK OF CANADA


                                        By___________________________
                                          Title:

                                        Other Banks


$8,000,000                              BANK OF BERMUDA
                                        (LUXEMBOURG) S.A.


                                        By___________________________
                                          Title:


$8,000,000                              BANQUE NATIONALE DE PARIS


                                        By___________________________
                                          Title:


                                        By___________________________
                                          Title:


$8,000,000                              THE CHASE MANHATTAN BANK


                                        By___________________________
                                          Title:


$8,000,000                              CREDIT LYONNAIS NEW YORK
                                          BRANCH


                                        By___________________________
                                          Title:

$8,000,000                              DRESDNER BANK A.G., NEW YORK
                                          BRANCH AND GRAND CAYMAN
                                          BRANCH


                                        By___________________________
                                          Title:


                                        By___________________________
                                          Title:


$8,000,000                              THE FIRST NATIONAL BANK OF
                                          CHICAGO


                                        By___________________________
                                          Title:


$8,000,000                              STATE STREET BANK AND TRUST
                                          COMPANY

                                        By___________________________
                                          Title:


-----------------

Total Commitments

$250,000,000
=================

                                        MORGAN GUARANTY TRUST
                                         COMPANY OF NEW YORK,
                                         as Administrative Agent


                                        By___________________________
                                          Title
                                        60 Wall Street
                                        New York, New York 10260-0060
                                        Attention: Glenda Irving
                                        Telex number: 177615
                                        Facsimile number: 212-648-5249

                               PRICING SCHEDULE

     "EURO-DOLLAR MARGIN" means, for any date, the rate set forth below in the row opposite such term and in the column corresponding to the "Pricing Level" that applies at such date:

--------------------------------------------------------------------------
Euro-Dollar Margin            Level I   Level II   Level III   Level IV
--------------------------------------------------------------------------
On or before fifth
 Principal Payment Date       0.375%    0.50%      0.625%      0.75%
--------------------------------------------------------------------------
After fifth Principal
 Payment Date                 0.50%     0.625%     0.75%       0.875%
--------------------------------------------------------------------------

     For purposes of this Schedule, the following terms have the following meanings:

     "LEVEL I" applies at any date if, at such date, ACE Insurance's claims paying ability is rated AA- or higher by S&P and (if rated by Moody's) Aa3 or
                                             ---
higher by Moody's.

     "LEVEL II" applies at any date if, at such date, (i) ACE Insurance's claims paying ability is rated A+ or higher by S&P and (if rated by Moody's) A1 or
                                            ---
higher by Moody's and (ii) Level I does not apply.

     "LEVEL III" applies at any date if, at such date, (i) ACE Insurance's claims paying ability is rated A or higher by S&P and (if rated by Moody's) A2
                                                  ---
or higher by Moody's and (ii) neither Level I nor Level II applies.

     "LEVEL IV" applies at any date if, at such date, no other Pricing Level applies.

     "MOODY'S" means Moody's Investors Service, Inc., and any successor thereto.

     "PRICING LEVEL" refers to the determination of which of Level I, Level II, Level III or Level IV applies at any date.

     "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

     The credit ratings to be utilized for purposes of this Schedule are those ratings assigned to the claims paying ability of ACE Insurance and any rating assigned to any debt security of any Obligor or the claims paying ability of any Obligor shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

                                                                       EXHIBIT A



                                     NOTE




     $______________                                   New York, New York

                                                       December 11, 1997




     For value received, ACE US Holdings, Inc., a Delaware corporation (the
"Borrower"), promises to pay to the order of       (the "Bank"), for the
account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Loan Agreement referred to below in installments as specified in the Loan Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Loan Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

     All Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of any Obligor hereunder or under the Loan Agreement.

     This note is one of the Notes referred to in the Term Loan Agreement dated as of December 11, 1997 among the Borrower, ACE Limited, as Guarantor, the banks listed on the signature pages thereof and Morgan Guaranty Trust

Company of New York, as Administrative Agent (as the same may be amended from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement are used herein with the same meanings. Reference is made to the Loan Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

     Pursuant to the Loan Agreement payment of principal and interest on this
Note is unconditionally guaranteed by the Guarantor named above and secured by the Pledge Agreement referred to in the Loan Agreement.


                                        ACE US HOLDINGS, INC.


                                        By___________________________
                                          Title:

                        LOANS AND PAYMENTS OF PRINCIPAL


________________________________________________________________________________
                                                     Amount of
                  Amount of         Type of          Principal      Notation
     Date           Loan             Loan              Repaid       Made By
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                                                       EXHIBIT B

                               PLEDGE AGREEMENT

     AGREEMENT dated as of December 11, 1997 between ACE US HOLDINGS, INC. (with its successors, the "BORROWER") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as administrative agent (the "ADMINISTRATIVE AGENT").

                             W I T N E S S E T H :

     WHEREAS, the Borrower, certain banks (the "BANKS") and the Administrative Agent are parties to a Term Loan Agreement dated as of December 11, 1997 (as the same may be amended from time to time, the "TERM LOAN AGREEMENT"); and

     WHEREAS, in order to induce the Banks and the Administrative Agent to enter into the Term Loan Agreement, the Borrower has agreed to grant a continuing security interest in and to the Collateral (as hereafter defined) to secure its obligations under the Term Loan Agreement and the Notes issued pursuant thereto;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Definitions. Terms defined in the Term Loan Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

     "ACE INSURANCE" means A.C.E. Insurance Company Ltd., a Bermuda limited liability company.

     "COLLATERAL" has the meaning assigned to such term in Section 3(a).

     "PERFECTION CERTIFICATE" means a certificate substantially in the form of Exhibit A, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Administrative Agent, and duly executed by the chief executive officer and the chief legal officer of the Borrower.

     "PROCEEDS" means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, collateral, including without limitation all claims of the Borrower against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any collateral, and any condemnation or requisition payments with respect to any collateral, in each case whether now existing or hereafter arising.

     "SECURED OBLIGATIONS" means the obligations secured under this Agreement including (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any
Note issued pursuant to, the Term Loan Agreement, (ii) all other amounts payable by the Borrower hereunder or under the other Financing Documents and (iii) any renewals or extensions of any of the foregoing.

     "SECURITY INTERESTS" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

     "SUBORDINATED LOAN AGREEMENT" means the subordinated loan agreement dated as of December 11, 1997 among ACE Insurance, the Borrower and the Administrative Agent, as amended from time to time.

     "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the UCC shall have the meanings therein stated.

     SECTION 2. Representations and Warranties. The Borrower represents and warrants as follows:

          (a) The Borrower has good title to all of the Collateral, free and clear of any Liens.

          (b) The Borrower has not performed any acts which might prevent the Administrative Agent from enforcing any of the terms of this Agreement or which would limit the Administrative Agent in any such enforcement. No financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral.

          (c) Not less than five Domestic Business Days prior to the date of the first Borrowing under the Term Loan Agreement, the Borrower shall deliver the Perfection Certificate to the Administrative Agent. The information set forth therein shall be correct and complete. Not later than 60 days following the date of the Borrowing, the Borrower shall furnish to the Administrative Agent file search reports from each UCC filing office set forth in Schedule 7 to the Perfection Certificate confirming the filing information set forth in such Schedule.

          (d) The Security Interests constitute valid first-priority security interests under the UCC securing the Secured Obligations. When UCC financing statements in the form specified in Exhibit A shall have been filed in the offices specified in the Perfection Certificate, the Security Interests shall constitute perfected security interests in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein except for the Security Interests.

     SECTION 3. The Security Interests. (a) In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all the obligations of the Borrower under the Financing Documents, the Borrower hereby grants to the Administrative Agent for the benefit of the Banks a continuing security interest in and to all of the following property of the Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "COLLATERAL"):

          (i) The Subordinated Loan Agreement and all rights and privileges of the Borrower with respect thereto and all payments, and rights to receive payments, thereunder or with respect thereto (including without limitation all rights to demand and receive advances of subordinated loans thereunder);

          (ii) All books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of the Borrower pertaining to any of the Collateral; and

          (iii) All Proceeds of all or any of the Collateral described in clauses 3(a)(i) and 3(a)(ii) hereof.

          (b) The Security Interests are granted as security only and shall not subject the Administrative Agent or any Bank to, or transfer or in any way affect or modify, any obligation or liability of the Borrower or any of its Subsidiaries with respect to any of the Collateral or any transaction in connection therewith.

     SECTION 4. Further Assurances.

     (a) The Borrower will not change its name, identity or corporate structure in any manner unless it shall have given the Administrative Agent not less than 30 days' prior notice thereof and delivered an opinion of counsel with respect thereto in accordance with Section 4(c). The Borrower will not change the location of its chief executive office or chief place of business from the applicable location described in the Perfection Certificate unless it shall have given the Administrative Agent not less than 30 days' prior notice thereof and delivered an opinion of counsel with respect thereto in accordance with Section 4(c).

     (b) The Borrower will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action, (including, without limitation, any filings of financing or continuation statements under the UCC) that from time to time may be necessary or desirable, or that the Administrative Agent may request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Administrative Agent and the Banks to obtain the full benefits of this Agreement, or to enable the Administrative Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Borrower hereby authorizes the Administrative Agent to execute and file financing statements or continuation statements without the Borrower's signature appearing thereon. The Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Borrower shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

     (c) Not more than six months nor less than 30 days prior to each date on which the Borrower proposes to take any action contemplated by Section 4(a), the Borrower shall, at its cost and expense, cause to be delivered to the Banks an opinion of counsel, satisfactory to the Administrative Agent, substantially in the form of Exhibit B to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security Interests for a period, specified in such opinion, continuing until a date not earlier than six months from the date of such opinion, against all creditors of and purchasers from the Borrower have been filed in each filing office necessary for such purpose and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

     SECTION 5. General Authority. The Borrower hereby irrevocably appoints the Administrative Agent its true and lawful attorney, with full power of substitution, in the name of the Borrower, the Administrative Agent, the Banks or otherwise, for the sole use and benefit of the Administrative Agent and the Banks, but at the Borrower's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

          (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof, and, without limiting the generality of the foregoing, to give a borrowing request under Section 2 of the Subordinated Loan Agreement,

          (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

          (c) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Administrative Agent were the absolute owner thereof,

          (d) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto, and

          (e)  to exercise any other remedies provided by applicable law;

provided that the Administrative Agent shall give the Borrower not less than ten days' prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Administrative Agent and the Borrower agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.

     SECTION 6. Limitation on Duty of Administrative Agent in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, the Administrative Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Administrative Agent in good faith.

     SECTION 7. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any realization upon all or any part of the Collateral shall be applied by the Administrative Agent in the following order of priorities:

          FIRST, to payment of the expenses of such realization, including reasonable compensation to agents and counsel for the Administrative Agent, and all expenses, liabilities and advances incurred or made by the Administrative Agent in connection therewith, and any other unreimbursed expenses for which the Administrative Agent or any Bank is to be reimbursed pursuant to Section 10.03 of the Term Loan Agreement and unpaid fees owing to the Administrative Agent under the Term Loan Agreement;

          SECOND, to the ratable payment of unpaid principal of the Secured Obligations;

          THIRD, to the ratable payment of accrued but unpaid interest on the Secured Obligations in accordance with the provisions of the Term Loan Agreement;

          FOURTH, to the ratable payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and finally, to payment to the Borrower or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

The Administrative Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

     SECTION 8. Concerning the Administrative Agent. The provisions of Article 7 of the Term Loan Agreement shall inure to the benefit of the Administrative Agent in respect of this Agreement and shall be binding upon the parties to the Term Loan Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Administrative Agent therein set forth:

     (a) The Administrative Agent is authorized to take all such action as is provided to be taken by it as Administrative Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Administrative Agent shall act or refrain from acting in accordance with written instructions from the Required Banks or, in the absence of such instructions, in accordance with its discretion.

     (b) The Administrative Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Administrative Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Borrower.

     SECTION 9. Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Secured Party may appoint another bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with the Secured Party, or to act as separate agent or co-agents on behalf of the Secured Party with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment.

     SECTION 10. Termination of Security Interests; Release of Collateral. Upon the repayment in full of all Secured Obligations and the termination of the Commitments under the Credit Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to the Borrower. At any time and from time to time prior to such termination of the Security Interests, the Administrative Agent may release any of the Collateral with the prior written consent of the Required Banks. Upon any such termination of the Security Interests or release of Collateral, the Agent will, at the expense of the Borrower, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

     SECTION 11. Notices. All notices, communications and distributions hereunder shall be given in accordance with Section 10.01 of the Term Loan Agreement.

     SECTION 12. Successors and Assigns. This Agreement is for the benefit of the Administrative Agent and the Banks and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Agreement shall be binding on the Borrower and its successors and assigns.

     SECTION 13. Changes in Writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Borrower and the Administrative Agent with the consent of the Required Banks.

     SECTION 14. New York Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

     SECTION 15. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      ACE US HOLDINGS, INC.


                                      By:___________________________________
                                         Name:
                                         Title:


                                      MORGAN GUARANTY TRUST
                                         COMPANY OF NEW YORK,
                                         as Administrative Agent


                                      By:___________________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT A

                            PERFECTION CERTIFICATE

     The undersigned, the _________________________ of ACE US HOLDINGS, INC., a Delaware corporation (the "BORROWER"), hereby certify with reference to the Pledge Agreement dated as of December 11, 1997 between the Borrower and Morgan Guaranty Trust Company of New York, as Administrative Agent (terms defined therein being used herein as therein defined), to the Administrative Agent and each Bank as follows:

     1. Names. (a) The exact corporate name of the Borrower as it appears in its certificate of incorporation is as follows:

     (b) Set forth below is each other corporate name the Borrower has had since its organization, together with the date of the relevant change:

     (c) Except as set forth in Schedule 1, the Borrower has not changed its identity or corporate structure in any way within the past five years.

     (d) The following is a list of all other names (including trade names or similar appellations) used by the Borrower or any of its divisions or other business units at any time during the past five years:

     2. Current Locations. (a) The chief executive office of the Borrower is located at the following address:


   MAILING ADDRESS                  COUNTY                          STATE
   ---------------                  ------                          -----

   MAILING ADDRESS                  COUNTY                          STATE
   ---------------                  ------                          -----


     (b) The following are all the places of business of the Borrower not identified above in the state identified above:


   MAILING ADDRESS                  COUNTY                          STATE
   ---------------                  ------                          -----


     3. UCC Filings. A duly signed financing statement on Form UCC-1 in substantially the form of Schedule 3(A) hereto has been duly filed in the Uniform Commercial Code filing office in each jurisdiction identified in paragraph 2 hereof. Attached hereto as Schedule 3(B) is a true copy of each such filing duly acknowledged by the filing officer.

     4. Schedule of Filings. Attached hereto as Schedule 4 is a schedule setting forth filing information with respect to the filings described in paragraph 4 above.

     5. Filing Fees. All filing fees and taxes payable in connection with the filings described in paragraph 4 above have been paid.

     IN WITNESS WHEREOF, we have hereunto set our hands this __ day of _________, 199_.


                                      By: ____________________________________
                                           Name:
                                           Title:


                                      By: ____________________________________
                                           Name:
                                           Title:

                                                                   SCHEDULE 3(A)


                           DESCRIPTION OF COLLATERAL

                                                                      SCHEDULE 4


                              SCHEDULE OF FILINGS



   DEBTOR         FILING OFFICER       FILE NUMBER      DATE OF FILING /1/
-------------    -----------------     --------------   -------------------

___________________
       Indicate lapse of date, if other than fifth anniversary.

                                                                       EXHIBIT C


                          SUBORDINATED LOAN AGREEMENT


     AGREEMENT dated as of December 11, 1997 among ACE US HOLDINGS, INC. (together with its successors, the "BORROWER"), A.C.E. Insurance Company, Ltd., a Bermuda limited liability company (together with its respective successors and permitted assigns, the "LENDER") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "Administrative Agent").

                             W I T N E S S E T H :

     WHEREAS the Borrower, the banks listed on the signature pages thereof (the "BANKS"), ACE Limited, a Cayman Islands company limited by shares, as Guarantor, and the Administrative Agent are parties to a Term Loan Agreement dated as of December 11, 1997 (as amended from time to time the "TERM LOAN AGREEMENT");

     WHEREAS, it is a condition to the closing of the Term Loan Agreement that the parties hereto enter into a Subordinated Loan Agreement substantially in the form hereof; and

     WHEREAS, the Borrower will pursuant to the Pledge Agreement referred to in the Term Loan Agreement assign to the Administrative Agent as security for its obligations under the Term Loan Agreement all its right, title and interest in, to and under this Agreement;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Definitions. Each term used herein which is defined in the Term Loan Agreement shall have the meaning assigned to such term in the Term Loan Agreement. In addition, the following terms have the following meanings:

     "Commitment" means during any period the amount set forth for such period on Schedule 1 hereto.

     "Current Interest" has the meaning set forth in Section 4(b).

     "Deferred Interest" has the meaning set forth in Section 4(b).

     "Reorganization Securities" has the meaning set forth in Section 5(a).

     "Senior Commitments" means, without duplication, all commitments to extend credit and all instruments pursuant to which commitments or instruments Senior Debt may be incurred.

     "Senior Debt" means all amounts payable with respect to the Term Loan Agreement, which include (a) all principal of and interest (including any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower or any of its Subsidiaries or Affiliates, whether or not allowed or allowable as a claim in any such proceeding) on any loan under, or any note issued pursuant to, the Term Loan, (b) all other amounts payable by the Borrower thereunder or under any other Financing Document and (c) any amendments, restatements, renewals, extensions or modifications of any of the foregoing.

     "Subdebt Maturity Date" means the date one year and one day after the Termination Date.

     "Subordinated Loans" means any subordinated loans made by the Lender pursuant to Section 2.

     "Subordinated Obligations" means all amounts payable with respect to this Agreement, which include (a) all principal of and interest (including any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower or any of its Subsidiaries or affiliates, whether or not allowed or allowable as a claim in any such proceeding) on any Subordinated Loan, (b) all other amounts payable by the Borrower hereunder or with respect hereto and (c) any amendments, restatements, renewals, extensions or modifications of any of the foregoing.

     "Term Loan Agreement" means the Term Loan Agreement and, if the Term Loan Agreement is refinanced or repaid in its entirety and the commitments thereunder terminated, any successor agreement (i) pursuant to which all or any portion of the amounts outstanding from time to time under the Term Loan Agreement are refinanced and (ii) designated by the Borrower as a "Term Loan Agreement" for purposes hereof.

     "Termination Date" means the later of the latest maturity date of any Senior Debt and the latest expiration date of any Senior Commitments.

     SECTION 2. Obligation to Make Subordinated Loans; Guarantee by Certain Lenders. (a) From time to time on or prior to the Termination Date, upon request of the Borrower or, if an Event of Default under the Term Loan Agreement has occurred or is continuing, upon request of the Administrative Agent, not less than three business days prior to the requested date of borrowing, the Lender agrees to make subordinated loans to the Borrower in an amount that equals the principal amount of the loan so requested provided, that the aggregate principal amount of the Subordinated Loans (exclusive of Deferred Interest) at any time shall not exceed the Commitment at such time.

     (b) Not later than 1:00 P.M. (New York City time) on the requested date of borrowing, the Lender shall deposit in immediately available funds in an account of the Borrower the principal amount of the Subordinated Loans to be made by the Lender on such date.

     SECTION 3. Obligations Unconditional. The obligation of the Lender hereunder shall be unconditional, absolute and irrevocable and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (a) any change in the corporate existence, structure or ownership of the Borrower or any other Person or any of their respective Subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other Person or any of their assets or any resulting release or discharge of any obligation of the Borrower or any other Person contained in any Financing Document;

     (b) the existence of any claim, set-off or other rights which the Lender may have at any time against the Borrower, the Administrative Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by
--------
separate suit or compulsory counterclaim; or

     (c) any other act or omission to act or delay of any kind by the Borrower, the Administrative Agent, any other party to any Financing Document, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Lender's obligations hereunder.

     SECTION 4. Terms of Subordinated Loans. (a) Maturity. Each Subordinated Loan shall mature, and the outstanding principal amount thereof shall be due and payable, on the Subdebt Maturity Date.

     (b) Interest. The unpaid principal amount of the Subordinated Loans from time to time outstanding (including the unpaid principal amount of all Subordinated Loans and all amounts representing Deferred Interest) shall bear interest at a rate per annum (based upon a 365/366 day year) equal to 10%, provided, however, that the Borrower shall be obligated to pay currently (in
--------  -------
accordance with the terms of this Agreement) only such portion of such interest that accrues on the principal amount of the Subordinated Loans (exclusive of capitalized interest) at a rate per annum equal to 4% (herein "Current Interest"), with all remaining interest that accrues at a rate per annum equal to 6% being deferred and capitalized as principal outstanding under this Agreement (herein "Deferred Interest"), which Deferred Interest (together with all interest thereon) shall be due and payable on the Subdebt Maturity Date; provided, further, however, that in the event that any principal or interest
--------  -------
under this Agreement is not paid when due (whether by acceleration or otherwise), the interest rate applicable to the unpaid principal amount outstanding under this Agreement (including the unpaid principal amount of all Subordinated Loans and all amounts representing Deferred Interest) shall be at a rate per annum equal to 12% (with all such accrued interest payable upon demand in accordance with the terms of this Agreement) until such unpaid principal or interest is paid.

     Subject to Sections 5 and 6 hereof and Section 5.14 of the Term Loan Agreement, accrued Current Interest on the unpaid principal amount of this Agreement from time to time outstanding (including the unpaid principal amount of all Subordinated Loans and all amounts representing Deferred Interest) shall be payable on the last day of each calendar quarter, on the date of any prepayment of principal, and at maturity (including on the Subdebt Maturity
Date), commencing with the first of such dates to occur after the date hereof. After maturity (whether by acceleration or otherwise), accrued Current Interest on the unpaid principal amount outstanding under this Agreement (including the unpaid principal amount of all Subordinated Loans and all amounts representing Deferred Interest) shall be payable on demand subject to Sections 5 and 6 hereof and Section 5.14 of the Term Loan Agreement.

     (c) Optional Prepayments. Subject to Section 5.14 of the Term Loan Agreement, the Borrower may at any time, upon at least one Domestic Business Day's notice, prepay all or any portion of the principal of, or accrued interest on, any Subordinated Loan. Any such prepayment shall be applied to prepay ratably the principal of, or accrued interest on, the Subordinated Loans of the Lender outstanding at such time.

     SECTION 5. Restrictions While Senior Debt or Senior Commitments Are Outstanding. (a) The Lender acknowledges and agrees that (i) the Term Loan restricts the ability of the Borrower to make payments in respect of Subordinated

Obligations and (ii) should the Lender collect or receive, directly or indirectly, any payment of any kind or character, whether in cash or property in respect of any Subordinated Obligations (and whether by way of payment of principal or interest, redemption, purchase, other acquisition, dividend, distribution, guarantee, grant of a security interest, realization of security or the proceeds thereof, set-off, exercise of contractual or statutory rights or otherwise), (x) at a time when such payment is prohibited by the terms of the Term Loan Agreement, (y) through exercise of remedies permitted under Section 5(c) at any time while any Senior Debt or any Senior Commitment is outstanding or (z) in the event of any insolvency or bankruptcy proceeding or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, relative to the Borrower or to any of its creditors, in their capacity as creditors of the Borrower, or to substantially all of its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Borrower, whether or not involving insolvency or bankruptcy, the Lender will forthwith deliver the same to the Administrative Agent (or other representatives of the holders of Senior Debt) for the equal and ratable benefit of the holders of Senior Debt in precisely the form received (except for the endorsement or the assignment of or by the Lender where necessary) for application to payment of all Senior Debt in full, after giving effect to any concurrent payment or distribution to the holders of Senior Debt and, until so delivered, the same shall be held in trust by the Lender as the property of the holders of Senior Debt; provided that the Lender may receive
                                            --------
and hold securities of the Borrower (or any successor entity) in a reorganization of the Borrower effected pursuant to a plan of reorganization which has given effect to the subordination provisions set forth in this Agreement (without amendment, waiver or modification of any of the terms hereof), so long as such securities are subordinated to the Senior Debt at least to the same extent as the Subordinated Obligations (any such securities, "Reorganization Securities").

     (b) Unless and until all Senior Debt shall have been paid in full and all Senior Commitments shall have terminated or been canceled, neither the Borrower nor any of its Subsidiaries or Affiliates shall make, and the Lender shall not demand, accept or receive, or shall attempt to collect or commence any legal proceedings to collect, any direct or indirect payment (in cash or property or by setoff, exercise of contractual or statutory rights or otherwise) of or on account of any amount payable on or with respect to any Subordinated Obligations (including any payment in respect of redemption or purchase or other acquisition), except that (i) the Borrower may make payments with respect to the Subordinated Obligations if such payments are permitted under Section 5.14 of the Term Loan Agreement, and (ii) as expressly permitted under Section 5(c).

     (c) Unless and until all Senior Debt shall have been paid in full and all Senior Commitments shall have terminated or been canceled, the Lender will not commence or maintain any action, suit or any other legal or equitable proceeding against the Borrower or any of its Subsidiaries, or join with any creditor in any such proceeding; provided that nothing in this Section 5(c) will preclude
                     --------
the Lender (i) from commencing at any time any action, suit or any other legal or equitable proceeding to enforce any remedies to which the Lender is entitled hereunder if at such time the holders of Senior Debt have commenced an action, suit or proceeding to enforce substantially similar remedies, (ii) from joining with any creditor in any such proceeding, under any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding if the holders of Senior Debt have joined in any such proceeding or (iii) from asserting a compulsory counterclaim in any action, suit or proceeding to which the Borrower is a party; provided that nothing in this clause(iii) shall be
                         --------
construed to permit the Lender to enforce any judgement obtained with respect to such compulsory counterclaim or receive any payment pursuant thereto except as expressly permitted by other provisions of this Agreement.

     (d) The Lender hereby waives any and all notice in respect of the Term Loan Agreement and agrees and consents that without notice to or assent by the
Lender:

           (i) the obligations and liabilities of the Borrower or any other party or parties to the Term Loan Agreement (or any promissory note, security document or guaranty evidencing or securing the same) may, from time to time, in whole or in part, be renewed, extended, modified, amended, restated, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released;

           (ii) the Administrative Agent and the Banks may exchange, release or surrender any collateral to the Borrower or any other Person, waive, release or subordinate any security interest, obtain a guaranty of any Person or a security interest in or mortgage or other encumbrance on any additional property as collateral for any obligations of the Borrower in its sole discretion may elect;

           (iii) the Administrative Agent and the Banks may apply payments by the Borrower or any other Person to such portion of the Secured Obligations (as defined in the Pledge Agreement) as they in their sole discretion may elect;

           (iv) the Administrative Agent and the Banks may exercise or refrain from exercising any right, remedy or power granted by or in connection with the Term Loan Agreement, any other Financing Documents or any other agreements relating thereto; and

          (v) any Bank or the Administrative Agent may surrender or release, from time to time, in whole or in part, any balance or balances of funds with the Administrative Agent or any Bank at any time standing to the credit of the Borrower;

all as the Administrative Agent or the Banks may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the obligations of the Borrower and the Lender hereunder.

     SECTION 6. Dissolution, Liquidation or Reorganization of the Borrower.

     (a) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Borrower or to any of its creditors, in their capacity as creditors of the Borrower, or to substantially all of its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Borrower, whether or not involving insolvency or bankruptcy, then:

          (i) the holders of the Senior Debt shall first be entitled to receive payment in full in cash of the principal thereof, premium, if any, interest and all other amounts payable thereon (accruing before and after the commencement of the proceedings) before the Lender is entitled to receive any payment on account or in respect of Subordinated Obligations; provided
                                                                       --------
     that nothing in this clause (i) shall prevent the Lender from receiving or holding Reorganization Securities; and

          (ii) any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities to which the Lender would be entitled, but for the provisions of this Section 6, shall be paid or distributed by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the Administrative Agent and any other representative on behalf of the holders of Senior Debt to the extent necessary to make payment in full of all amounts of Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of the Senior Debt; provided that nothing in this clause (ii) shall prevent the Lender from
     --------
     receiving or holding Reorganization Securities.

     (b) The Lender shall not be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Borrower until all

Senior Debt shall have been paid in full and all Senior Commitments shall have terminated or been canceled; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Lender would be entitled except for these provisions shall, as between the Borrower, its creditors other than the holders of the Senior Debt, and the Lender, be deemed to be a payment by the Borrower to or on account of the Senior Debt. The provisions of Sections 5 and 6 of this Agreement are and are intended solely for the purpose of defining the relative rights of the Lender, on the one hand, and the holders of the Senior Debt, on the other hand.

     (c) Upon payment in full of all Senior Debt and the termination or cancellation of all Senior Commitments, the Lender shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Borrower applicable to the Senior Debt until all amounts owing on the Subordinated Obligations shall be paid in full. For purposes of such subrogation, no payments or distributions to the holder of the Subordinated Obligations of cash, property, securities or other assets by virtue of the subrogation herein provided which otherwise would have been made to the holders of the Senior Debt shall, as between the Borrower, its creditors other than the holders of Senior Debt and the holder of the Subordinated Obligations, be deemed to be a payment to or on account of the Subordinated Obligations. The Lender agrees that, in the event that all or any part of any payment made on account of the Senior Debt is recovered from the holders of Senior Debt as a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, any payment or distribution received by the Lender on account of the Subordinated Obligations at any time after the date of the payment so recovered, whether pursuant to the right of subrogation provided for in this Section 6(c) or otherwise, shall be deemed to have been received by such holder of Subordinated Obligations in trust as the property of the holders of the Senior Debt and such holders shall forthwith deliver the same to the Administrative Agent for the equal and ratable benefit of the holders of the Senior Debt for application to payment of all Senior Debt in full.

     (d) The provisions of Sections 5 and 6 of this Agreement are applicable by their terms to the Lender in its capacity as holder of the Subordinated Obligations, and shall not affect any right or claim the Lender may have against the Borrower or any of its Subsidiaries with respect to any obligation owed by the Borrower or any of its Subsidiaries to the Lender other than the Subordinated Obligations and any claim arising under, or with respect to, the Subordinated Obligations and this Agreement.

     SECTION 7. Representations and Warranties of Lender. The Lender represents and warrants that:

     (a) The execution, delivery and performance by the Lender of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official, do not contravene, or constitute a default under, any provision of applicable law or regulation, or of any agreement, instrument, judgment, injunction, order or decree binding upon the Lender or result in the creation or imposition of any Lien on any asset of the Lender.

     (b) This Agreement constitutes a valid and binding agreement of the Lender, enforceable against the Lender in accordance with its terms.

     SECTION 8. Governing Law; Consent to Jurisdiction. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (b) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL COURT SITTING IN THE CITY OF NEW YORK AND, IN THE EVENT THAT JURISDICTION CANNOT BE OBTAINED OR MAINTAINED IN A FEDERAL COURT, TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT THAT MAY BE BROUGHT OR INSTITUTED AGAINST IT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     (c) Each of the Borrower and the Lender hereby irrevocably designates and appoints CT Corporation System having an office on the date hereof at 1633 Broadway, New York, New York 10019 as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in subsection 8(b) above until the Commitment shall have terminated and the Subordinated Obligations shall have been paid in full in accordance with the provisions hereof. Each of the Borrower and the Lender represents and warrants that such agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance has been delivered to the Administrative Agent.

     SECTION 9. Notices. All notices, requests and other communications to any party hereunder shall be given at the address, facsimile number or telex number of such party set forth on the signature pages hereof (or at such other address as such party shall specify for such purpose from time to time by notice to all other parties hereto) and shall be effective upon receipt.

     SECTION 10. Successors and Assigns. The covenants of the Lender contained herein shall be binding upon the Lender and upon its respective heirs, legal representatives, successors and assigns. The Lender agrees that it will not assign, pledge or otherwise transfer, for security purposes or otherwise, any interest in the Subordinated Obligations held by it unless (i) the Borrower and the Administrative Agent (with the prior written consent of the Required Banks) shall have given their prior written consent to such transfer and (ii) the transferee thereof expressly acknowledges and agrees in a writing delivered to the Administrative Agent that the transfer is made subject to the terms of this Agreement and further agrees to be bound by the terms hereof. This Agreement is for the benefit of the holders of Senior Debt and their respective successors and assigns, and the Lender acknowledges that each of the Administrative Agent and each Bank has relied upon the obligations of the Lender hereunder in entering into the Term Loan Agreement.

     SECTION 11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                                                      SCHEDULE 1



                 Period                                        Commitment
                 ------                                        ----------
          Borrowing Date to but not                           $ 35,000,000
          including the first anniversary of
          the Borrowing Date

          First anniversary of the Borrowing                  $ 65,000,000
          Date to but not including the
          second anniversary of the
          Borrowing Date

          Second anniversary of the                            $95,000,000
          Borrowing Date to but not
          including the third anniversary of
          the Borrowing Date

          Third anniversary of the                            $120,000,000
          Borrowing Date to but not
          including the fourth anniversary
          of the Borrowing Date

          Fourth anniversary of the                           $130,000,000
          Borrowing Date to but not
          including the fifth anniversary of
          the Borrowing Date

          Fifth anniversary of the                            $140,000,000
          Borrowing Date to but not
          including the sixth anniversary of
          the Borrowing Date

          Sixth anniversary of the                            $150,000,000
          Borrowing Date to but not
          including the seventh anniversary
          of the Borrowing Date

          On and after the seventh                            $160,000,000
          anniversary of the Borrowing
          Date

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        ACE US HOLDINGS, INC.


                                        By___________________________
                                          Name:
                                          Title:

                                        MORGAN GUARANTY TRUST
                                          COMPANY OF NEW YORK, as
                                          Administrative Agent


                                        By___________________________
                                          Name:
                                          Title:

                                        A.C.E. INSURANCE COMPANY,
                                          LTD.



                                        By___________________________
                                          Name:
                                          Title:

The Common Seal of A.C.E. Insurance Company, Ltd.
was hereunto affixed in the presence of:

Director


_______________________________

Director/Secretary


_______________________________

                                                                       EXHIBIT G


                     FORM OF DAVIS POLK & WARDWELL OPINION
                     -------------------------------------



To the Banks and the Administrative Agent
 Referred to Below
c/o Morgan Guaranty Trust Company
 of New York, as Administrative Agent
60 Wall Street
New York, New York 10260-0060

Ladies and Gentlemen:

     We have participated in the preparation of the Term Loan Agreement (the "Loan Agreement") dated as of December 11, 1997 among ACE US Holdings, Inc., a Delaware corporation, as Borrower, ACE Limited, a Cayman Islands company limited by shares, as Guarantor, the Banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Administrative Agent, and have acted as special United States counsel for the Agents for the purpose of rendering this opinion pursuant to Section 3.01(e) of the Loan Agreement. Terms defined in the Loan Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that:

     1. The execution, delivery and performance by the Borrower of the Loan Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

     2. The execution, delivery and performance by the Guarantor of the Loan Agreement are within the Guarantor's corporate powers and have been duly authorized by all necessary corporate action.

     3. The Loan Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     4. The Loan Agreement constitutes a valid and binding agreement of the Guarantor enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     In giving the foregoing opinion we have relied, with your consent and without independent investigation, as to all matters governed by the laws of the Cayman Islands, upon the opinion of Maples and Calder dated the date hereof, a copy of which has been delivered by you pursuant to Section 3.01(b) of the Loan Agreement.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

                                        Very truly yours,

                                                                       EXHIBIT H


                      ASSIGNMENT AND ASSUMPTION AGREEMENT


     AGREEMENT dated as of __________ __, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), ACE Limited, ACE US Holdings, Inc. ("ACE US"), A.C.E. Insurance Company, Ltd ("ACE Insurance") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Issuing Bank and as Administrative Agent (the "Administrative Agent").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, this Assignment and Assumption Agreement (the "Assignment Agreement") relates to (i) the Five-Year Credit Agreement (as amended from time to time, the "Five Year Credit Agreement") and the 364-Day Credit Agreement (as amended from time to time, the "364-Day Credit Agreement") each dated as of December 11, 1997 among ACE Limited, as Borrower, A.C.E. Insurance Company, Ltd., Corporate Officers & Directors Assurance Ltd. and Tempest Reinsurance Company Limited, as Guarantors, the Assignor and the other Banks party thereto, as Banks, and the Administrative Agent, (ii) the Term Loan Agreement (as amended from time to time, the "Term Loan Agreement") the dated as of December 11, 1997 among ACE US, as Borrower, ACE Limited, as Guarantor, the Assignor and the other Banks party thereto, as Banks, and the Administrative Agent and (iii) the Amended and Restated Reimbursement Agreement dated as of December 11, 1997 among ACE Insurance, the Assignor and the other Banks party thereto and the Administrative Agent (the "Reimbursement Agreement" and together with the Five-Year Credit Agreement, the 364-Day Credit Agreement and the Term Loan Agreement, collectively, the "Facilities");

     WHEREAS, under the Five-Year Credit Agreement, the Assignor has a Commitment to make Loans to ACE Limited and participate in Letters of Credit in an aggregate principal amount at any time outstanding not to exceed $__________;

     WHEREAS, Committed Loans made to ACE Limited by the Assignor under the Five-Year Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;

     WHEREAS, Letters of Credit with a total amount available for drawing under the Five-Year Credit Agreement of $____________ are outstanding at the date hereof;

     WHEREAS, under the 364-Day Credit Agreement, the Assignor has a Commitment to make Loans to ACE Limited in an aggregate principal amount at any time outstanding not to exceed $_________;

     WHEREAS, Committed Loans made to ACE Limited by the Assignor under the 364-Day Credit Agreement in the aggregate principal amount of $_________ are outstanding at the date hereof;

     WHEREAS, under the Term Loan Agreement, the Assignor has [a Commitment to make][outstanding] Loans to ACE US in an aggregate principal amount of $_____________ at the date hereof;

     WHEREAS, pursuant to the Reimbursement Agreement, the Assignor is a participant to the extent of _____% in up to (pound)153,584,466 of Letters of Credit outstanding thereunder;

     WHEREAS, the Assignor proposes to assign to the Assignee an aggregate interest in the Facilities of $__________, comprised as follows: (i) all of the rights of the Assignor under the Five-Year Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Five-Year Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans and Letter of Credit Liabilities thereunder, (ii) all of the rights of the Assignor under the 364-Day Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $_____________ (the "364-Day Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans thereunder, (iii) all of the rights of the Assignor under the Term Loan Agreement in respect of a portion of its [Commitment] [Loans] thereunder in an amount equal to $_______________ (the "Term Loan Assigned Amount" and, together with the Five-Year Assigned Amount and the 364-Day Assigned Amount, collectively the "Assigned Amounts"), and (iv) a portion of the rights and obligations of the Assignor under the Reimbursement Agreement equivalent to a Participation Percentage of ____% (the "Assigned Percentage"), and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Five-Year Credit Agreement, the 364-Day Credit Agreement, the Term Loan Agreement and the Reimbursement Agreement, as applicable.

     SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under each of the Five-Year Credit Agreement, the 364-Day Credit Agreement and the Term Loan Agreement to the extent of the Five-Year Assigned Amount, the 364-Day Assigned Amount and the Term Loan Assigned Amount, respectively, and under the Reimbursement Agreement to the extent of the Assigned Percentage, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under each of the Five-Year Credit Agreement, the 364-Day Credit Agreement and the Term Loan Agreement to the extent of the Five-year Assigned Amount, the 364-Day Assigned Amount and the Term Loan Assigned Amount and under the Reimbursement Agreement to the extent of the Assigned Percentage, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor and Letter of Credit Liabilities of and the corresponding portion of the participating interests of the Assignor in the Letters of Credit under the Reimbursement Agreement, outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, ACE Limited, ACE US, ACE Insurance, the Issuing Bank(s) and the Administrative Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of the Assignor under each of the Five-Year Credit Agreement, the 364-Day Credit Agreement and the Term Loan Agreement with a Commitment in an amount equal to the Five-Year Assigned Amount, the 364-Day Assigned Amount and the Term Loan Assigned Amount, respectively and under the Reimbursement Agreement to the extent of the Assigned Percentage, and
(ii) the Commitment of the Assignor under each of the Facilities and the Participation Percentage of the Assignor under the Reimbursement Agreement shall, as of the date hereof, be reduced by the corresponding amount and the Assignor released from its obligations under each of the Five-Year Credit Agreement, the 364-Day Credit Agreement, the Term Loan Agreement and the Reimbursement Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It is understood that ticking and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under any Related Document which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     SECTION 4. Consents. This Agreement is conditioned upon the consent of the Administrative Agent and the Issuing Bank(s) and ACE Limited, ACE US and ACE Insurance, pursuant to Section 10.06 of each of the Five-Year Credit Agreement, the 364-Day Credit Agreement and the Term Loan Agreement and Section 8.06(c) of the Reimbursement Agreement. The execution of this Agreement by such persons is evidence of such consents. Pursuant to Section 10.06 of each of the 364-Day Credit Agreement, the Five-Year Credit Agreement and the Term Loan Agreement, each of ACE Limited and ACE US, respectively, agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

     SECTION 5. Non-reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of any of ACE Limited and its subsidiaries or the validity and enforceability of the obligations of ACE Limited and its subsidiaries under the Related Documents. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of ACE Limited and its subsidiaries.

     SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

__________________

     *Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any up front fee to be paid by the Assignor to the Assignee.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                   [ASSIGNOR]


                                   By______________________________
                                     Title:


                                   [ASSIGNEE]


                                   By______________________________
                                     Title:


                                   ACE LIMITED


                                   By______________________________
                                     Title:


                                   ACE US HOLDINGS, INC.


                                   By______________________________
                                     Title:


                                   A.C.E. INSURANCE COMPANY, LTD.


                                   By______________________________
                                     Title:

                                   MORGAN GUARANTY TRUST
                                     COMPANY OF NEW YORK, as Issuing
                                     Bank and as Administrative Agent



                                   By_____________________________
                                     Title:

                                                                       EXHIBIT I


                            [CT Corporation System]


                                        December 11, 1997


To the Persons Identified on
on Schedule A Attached Hereto:

     We have reviewed (i) the Five-Year Credit Agreement dated as of December 11, 1997 (the "Five-Year Credit Agreement") and the 364-Day Credit Agreement (the "364-Day Credit Agreement") each among ACE Limited, as Borrower, A.C.E. Insurance Company, Ltd., Corporate Officers & Directors Assurance Ltd. and Tempest Reinsurance Company Limited, as Guarantors, the Banks listed therein, and Morgan Guaranty Trust Company of New York, as Administrative Agent, (ii) the Term Loan Agreement (the "Term Loan Agreement") dated as of December 11, 1997 among ACE US Holdings, Inc., as Borrower, ACE Limited, as Guarantor, the Banks listed therein and Morgan Guaranty Trust Company of New York, as Administrative Agent, (iii) the Subordinated Loan Agreement dated as of December 11, 1997 (the "Subordinated Loan Agreement") among ACE US Holdings, Inc., as Borrower, A.C.E. Insurance Company, Ltd., as Lender and Morgan Guaranty Trust Company of New York, as Administrative Agent and (iv) the Amended and Restated Reimbursement Agreement dated as of December 11, 1997 among A.C.E. Insurance Company, Ltd., as Account Party, the Banks listed therein and Morgan Guaranty Trust Company of New York, as Issuing Bank and Agent (the "Amended and Restated Reimbursement Agreement" and together with the Five- Year Credit Agreement, the 364-Year Credit Agreement, the Term Loan Agreement and the Subordinated Loan Agreement, collectively, the "Agreements"), in each of which CT Corporation System is named as agent to receive service of process in the State of New York on behalf of (a) the Borrower and each Guarantor under each of the Five-Year Credit Agreement and the 364- Day Credit Agreement, (b) the Borrower and the Guarantor under the Term Loan Agreement, (c) the Borrower and the Lender under the Subordinated Loan Agreement and (d) the Account Party under the Amended and Restated Reimbursement Agreement, at the address of 1633 Broadway, New York, New York 10019. Upon review of our appointment outlined in Section 10.10(b) of each of the 364-Day Credit Agreement, the Five-Year Credit Agreement and the

Term Loan Agreement, Section 8(c) of the Subordinated Loan Agreement and Section 8.10(b) of the Amended and Restated Reimbursement Agreement, we understand that our role as registered agent is confined to receiving service of process only. We also understand that the term of our appointment as registered agent under each such Agreements shall remain in effect until each of the Agreements shall have been terminated and all obligations thereunder of each Borrower, each Guarantor, the Lender and the Account Party shall have been paid in full, or until such time as we are instructed in writing by the Administrative Agent to discontinue our service.

     We accept and confirm our appointment as registered agent and we understand that any notice or process received by us in our capacity as registered agent shall be promptly sent by telephone, fax, telex, cable or any other means of instant communication, and thereafter by reputable overnight carrier to:

     On Behalf of the Borrower and each Guarantor under each of the 364-Day Credit Agreement and the Five-Year Credit Agreement and the Guarantor under the Term Loan Agreement:

                                        ACE Limited
                                        The ACE Building
                                        30 Woodbourne Avenue
                                        Hamilton HM 08, Bermuda

                                        (Fax 441-295-5221)

                                          with copy to:

                                        Morgan Guaranty Trust
                                        Company of New York
                                        60 Wall Street
                                        New York, NY 10260-0060

                                        (Fax 212-648-5249)

     On behalf of the Borrower under the Term Loan Agreement and the Subordinated Loan Agreement

                                        ACE US Holdings, Inc.

                                        Atlanta, GA 30374

                                          with copy to:

                                        Morgan Guaranty Trust
                                          60 Wall Street
                                          New York, NY 10260-0060
                                          (Fax 212-648-5249)

     On behalf of the Account Party under the Amended and Restated Reimbursement Agreement and the Lender under the Subordinated Loan Agreement

                                        A.C.E. Insurance Company, Ltd.
                                        The ACE Building
                                        30 Woodbourne Avenue
                                        Hamilton HM 08, Bermuda
                                        (Fax 441-295-5221)

                                          with copy to:
                                        Morgan Guaranty Trust
                                        Company of New York
                                        60 Wall Street
                                        New York, NY 10260-0060
                                        (Fax 212-648-5249)

     We appreciate this opportunity to be of service.

                                          Very truly yours,


                                        CT CORPORATION SYSTEM


                                          ___________________________
                                        By:
                                        Title:

                                                                      SCHEDULE A



Morgan Guaranty Trust Company
of New York, as Issuing Bank
and as Administrative Agent

Morgan Guaranty Trust Company
of New York

Mellon Bank, N.A.

Citibank, N.A.

The Bank of New York

The Bank of Tokyo-Mitsubishi, Ltd.

Barclays Bank PLC

Deutsche Bank AG, New York and/or
  Cayman Islands Branch

Fleet National Bank

ING Bank, N.V.

Royal Bank of Canada

Bank of Bermuda (Luxembourg) S.A.

Banque Nationale de Paris

The Chase Manhattan Bank

Credit Lyonnais New York Branch

Dresdner Bank A.G., New York Branch and
  Grand Cayman Branch

The First National Bank of Chicago

State Street Bank and Trust Company

ACE Limited, as Borrower under the
364-Day Credit Agreement and the
Five-Year Credit Agreement and as
Guarantor under the Term Loan Agreement

A.C.E. Insurance Company, Ltd., as Guarantor under the 364-Day Credit Agreement and the Five-Year Credit Agreement, as
Account Party under the Amended and Restated
Reimbursement Agreement and as Lender under the Subordinated Loan Agreement

Corporate Officers & Directors
Assurance Ltd., as Guarantor under
the 364-Day Credit Agreement and
the Five-Year Credit Agreement

Tempest Reinsurance Company Limited,
as Guarantor under the 364-Day Credit
Agreement and the Five-Year Credit
Agreement

ACE US Holdings, Inc., as Borrower under the Term Loan Agreement and as Borrower under the Subordinated Loan Agreement